Exhibit 10.28
Execution Version

Published CUSIP Numbers:
Deal: 87613JAU8
Revolver: 87613JAV6
FIVE-YEAR CREDIT AGREEMENT
dated as of
August 14, 2026
among
TARGET CORPORATION,
as Borrower
THE BANKS LISTED HEREIN,
BANK OF AMERICA, N.A.,
as Administrative Agent
CITIBANK, N.A.,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Syndication Agents
JPMORGAN CHASE BANK, N.A.,
and
U.S. BANK NATIONAL ASSOCIATION,
as Co-Documentation Agents

BOFA SECURITIES, INC.,
CITIBANK, N.A.,
JPMORGAN CHASE BANK, N.A.,
WELLS FARGO SECURITIES, LLC,
and
U.S. BANK NATIONAL ASSOCIATION,
as Joint Lead Arrangers and Joint Bookrunners

ARTICLE 1.
DEFINITIONS
Section 1.01    Definitions    1
Section 1.02    Accounting Terms and Determinations    14
Section 1.03    Interest Rates    14
ARTICLE 2.
THE CREDITS
Section 2.01    Commitments to Lend    14
Section 2.02    Borrowings; Continuations and Conversions of Loans.    15
Section 2.03    Notice to Banks; Funding of Loans.    16
Section 2.04    Reserved.    16
Section 2.05    Repayment of Loans    16
Section 2.06    Interest Rates.    17
Section 2.07    Facility Fees.    18
Section 2.08    Optional Termination or Reduction of Commitments    18
Section 2.09    Mandatory Termination of Commitments    18
Section 2.10    Optional Prepayments.    18
Section 2.11    General Provisions as to Payments.    19
Section 2.12    Funding Losses    19
Section 2.13    Computation of Interest and Fees    20
Section 2.14    Taxes.    20
Section 2.15    Change of Control; Offer of Prepayment.    23
Section 2.16    Increase in Combined Commitments.    24
Section 2.17    Extension of Termination Date.    25
Section 2.18    Defaulting Banks.    27
Section 2.19    Evidence of Debt    28
ARTICLE 3.
CONDITIONS
Section 3.01    Effectiveness    28
Section 3.02    Borrowings    29
ARTICLE 4.
REPRESENTATIONS AND WARRANTIES
Section 4.01    Corporate Existence and Power; Investment Company Status    30
Section 4.02    Corporate and Governmental Authorization; No Contravention    30
Section 4.03    Binding Effect    30
Section 4.04    Financial Information    30
Section 4.05    Litigation    31
i

Section 4.06    Compliance with ERISA    31
Section 4.07    Payment of Taxes    31
Section 4.08    Affected Financial Institution    31
Section 4.09    OFAC    31
Section 4.10    Anti-Corruption Laws    31
Section 4.11    Full Disclosure    31
Section 4.12    Covered Entity    32
ARTICLE 5.
COVENANTS
Section 5.01    Information    32
Section 5.02    Maintenance of Property    33
Section 5.03    Conduct of Business and Maintenance of Existence    34
Section 5.04    Compliance with Laws    34
Section 5.05    Consolidations, Mergers and Sale of Assets    34
Section 5.06    [Reserved].    34
Section 5.07    Limitation on Secured Debt    34
Section 5.08    Leverage Ratio    35
Section 5.09    Use of Proceeds    35
Section 5.10    Sanctions    35
Section 5.11    Anti-Corruption Laws    35
ARTICLE 6.
DEFAULTS
Section 6.01    Events of Default    35
Section 6.02    Notice of Default    37
Section 6.03    Application of Funds    37
ARTICLE 7.
THE AGENT, THE ARRANGERS, THE CO-DOCUMENTATION AGENTS
AND THE CO-SYNDICATION AGENTS
Section 7.01    Appointment and Authorization    38
Section 7.02    Agent and Affiliates    38
Section 7.03    Exculpatory Provisions    38
Section 7.04    Consultation with Experts    38
Section 7.05    Liability of Agent    38
Section 7.06    Indemnification    39
Section 7.07    Non-Reliance    39
Section 7.08    Successor Agent    40
Section 7.09    Agent’s Fee    40

Section 7.10    Arrangers, Co-Documentation Agents and Co-Syndication Agents    40
Section 7.11    Defaults    40
Section 7.12    Certain ERISA Matters.    41
Section 7.13    Recovery of Erroneous Payments.    42
ARTICLE 8.
CHANGE IN CIRCUMSTANCES
Section 8.01    Inability to Determine Rates.    42
Section 8.02    Illegality    44
Section 8.03    Increased Cost and Reduced Return.    45
Section 8.04    Base Rate Loans Substituted for Affected Term SOFR Loans    46
ARTICLE 9.
MISCELLANEOUS
Section 9.01    Notices    46
Section 9.02    No Waivers; Enforcement    47
Section 9.03    Expenses; Indemnification.    47
Section 9.04    Sharing of Set-Off    48
Section 9.05    Amendments and Waivers    49
Section 9.06    Successors and Assigns.    50
Section 9.07    Collateral    53
Section 9.08    Replacement of Banks    53
Section 9.09    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.    54
Section 9.10    Counterparts; Integration    54
Section 9.11    Confidentiality    54
Section 9.12    No Advisory or Fiduciary Responsibility    55
Section 9.13    Electronic Execution; Electronic Records; Counterparts.    56
Section 9.14    USA PATRIOT Act Notice    57
Section 9.15    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    57
Section 9.16    Acknowledgement Regarding Any Supported QFCs    57

EXHIBIT A    Form of Note    A-1
EXHIBIT B    Form of Commitment Increase Agreement     B-1
EXHIBIT C    Form of Added Bank Agreement    C-1
EXHIBIT D    Opinion of In-house Counsel for the Borrower    D-1
EXHIBIT E    Opinion of Outside Counsel for the Borrower     E-1
EXHIBIT F    Form of Assignment and Assumption Agreement    F-1
EXHIBIT G    Form of Notice of Borrowing    G-1
EXHIBIT H    Form of Notice of Loan Prepayment    H-1
EXHIBIT I-1    Form of U.S. Tax Compliance Certificate – Foreign Banks
(Not Partnerships)    I-1
EXHIBIT I-2    Form of U.S. Tax Compliance Certificate – Non-U.S. Participants
(Not Partnerships)    I-2
EXHIBIT I-3    Form of U.S. Tax Compliance Certificate – Non-U.S. Participants (Partnerships)    I-3
EXHIBIT I-4    Form of U.S. Tax Compliance Certificate – Foreign Banks
(Partnerships)    I-4

SCHEDULE 1.01(a)    Certain Addresses for Notice
SCHEDULE 1.01(b)    Initial Commitments and Applicable Percentages

FIVE-YEAR CREDIT AGREEMENT
THIS FIVE-YEAR CREDIT AGREEMENT, dated as of August 14, 2026, is among TARGET CORPORATION, a Minnesota corporation, the BANKS listed on the signature pages hereof, the CO-DOCUMENTATION AGENTS and CO-SYNDICATION AGENTS listed herein and BANK OF AMERICA, N.A., as Administrative Agent.
The Borrower has requested that the Banks provide a revolving credit facility, and the Banks are willing to do so on the terms and conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE 1.
DEFINITIONS
Section 1.01    Definitions. The following terms, as used herein, have the following meanings:
“Accounts Receivable” means those amounts due to a Person that would be categorized as “accounts receivable” in accordance with generally accepted accounting principles.
“Added Bank” has the meaning set forth in Section 2.16 (a).
“Additional Commitment Bank” has the meaning set forth in Section 2.17(d).
“Administrative Questionnaire” means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Agent” means Bank of America, N.A. in its capacity as Administrative Agent for the Banks hereunder, and its successors in such capacity.
“Aggregate Commitments” means the Commitments of all the Banks.
“Agreement” means this Five-Year Credit Agreement as the same may be amended or restated from time to time in accordance with the terms hereof.
“Anniversary Date” has the meaning set forth in Section 2.17(a).
“Applicable Margin” has the meaning set forth in Section 2.06(d).
“Applicable Percentage” means with respect to any Bank at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Bank’s Commitment at such time, subject to adjustment as provided in Section 2.18. If the Commitment of each Bank to make Loans has been terminated pursuant to Section 6.01 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Bank shall be determined based on the Applicable Percentage of such Bank most recently in effect, giving effect to any subsequent assignments and to any Bank’s status as a Defaulting Bank at the time of determination. The initial Applicable Percentage of each Bank is set forth opposite the name of such Bank on Schedule 1.01(b) or in the Assignment and Assumption pursuant to which such Bank becomes a party hereto, as applicable.
“Approved Fund” means any Person (other than a natural Person) that (i) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (ii) is administered or managed by (x) a Bank, (y) an affiliate of a Bank or (z) an entity or an affiliate of an entity that administers or manages a Bank.
“Arrangers” means BofA Securities, Inc., Citibank, N.A., JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC and U.S. Bank National Association, each in its capacity as a joint lead arranger hereunder, and their successors in such capacity.
“Assignee” has the meaning set forth in Section 9.06(c).
“Assignment and Assumption Agreement” has the meaning set forth in Section 9.06(c).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of any Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank” means each bank or other financial institution listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.
“Bank of America” means Bank of America, N.A. and its successors.
“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, (c) Term SOFR plus 1.00% and (d) 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 8.01 hereof, then the Base Rate shall be the greater of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above.
“Base Rate Loan” means a Loan to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Borrowing or pursuant to Article 8.
“Benefited Bank” has the meaning set forth in Section 9.04.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Borrower” means Target Corporation, a Minnesota corporation, and its successors.
“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Banks pursuant to Section 2.02. Borrowings are classified for purposes of this Agreement by reference to the pricing of Loans comprising such Borrowing (e.g., a “Base Rate Borrowing” is a Borrowing comprised of Base Rate Loans, and a “Term SOFR Borrowing” is a Borrowing comprised of Term SOFR Loans).
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Agent’s Lending Office is located.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” has the meaning set forth in Section 2.15.
“CME” means CME Group Benchmark Administration Limited.
“Co-Documentation Agents” means JPMorgan Chase Bank, N.A. and U.S. Bank National Association, each in its capacity as a co-documentation agent hereunder, and their successors in such capacity.
“Co-Syndication Agents” means Citibank, N.A. and Wells Fargo Bank, National Association, each in its capacity as a co-syndication agent of the credit facility hereunder, and their successors in such capacity.
“Commitment” means, with respect to each Bank, its obligation to make Loans to the Borrower pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite the name of such Bank on Schedule 1.01(b) or pursuant to any Assignment and Assumption Agreement, as such amount may be reduced from time to time pursuant to Section 2.08 or 2.09, or may be increased at any time pursuant to Section 2.16, the aggregate amount of which at the Effective Date is $4,000,000,000.
“Communication” means this Agreement, any Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Consolidated Subsidiary” means, at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.
“Consolidated Tangible Net Worth” means, at any date, the consolidated stockholders’ equity of the Borrower and its Consolidated Subsidiaries less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition “Intangible Assets” means the amount (to the extent reflected in determining such consolidated stockholders’ equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to January 31, 2026 in the book value of any asset owned by the Borrower or a Consolidated Subsidiary, (ii) all Investments in unconsolidated Subsidiaries and all equity investments in Persons which are not Subsidiaries and (iii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets.
“Convertible Preferred Stock” means all preferred stock of the Borrower that is convertible into a fixed number of shares of common stock of the Borrower at the option of the holder.
“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).
“Debt” of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all Finance Lease Obligations of such Person, (v) any obligation of the types described in the foregoing clauses (i)-(iv) that is secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, and (vi) any obligation of the types described in the foregoing clauses (i)-(v) that is Guaranteed by such Person.
“Debtor Relief Law” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Debt Rating” means a rating of the Borrower’s long-term debt which is not secured or supported by a guarantee, letter of credit or other form of credit enhancement. If a Debt Rating by a Rating Agency is required to be at or above a specified level and such Rating Agency shall have changed its system of classifications after the date hereof, the requirement will be met if the Debt Rating by such Rating Agency is at or above the new rating which most closely corresponds to the specified level under the old rating system.
“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Bank” means, subject to Section 2.18(b), any Bank that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Bank notifies the Agent and the Borrower in writing that such failure is the result of such Bank’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent or any other Bank any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Bank’s obligation to fund a Loan hereunder and states that such position is based on such Bank’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Agent or the Borrower, to confirm in writing to the Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Bank shall cease to be a Defaulting Bank pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Bank shall not be a Defaulting Bank solely by virtue of the ownership or acquisition of any equity interest in that Bank or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Bank with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Bank (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Bank. Any determination by the Agent that a Bank is a Bank under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Bank shall be deemed to be a Defaulting Bank (subject to Section 2.18(b)) as of the date established therefor by the Agent in a written notice of such determination, which shall be delivered by the Agent to the Borrower and each other Bank promptly following such determination.
“Designated Jurisdiction” means any country, region or territory to the extent that such country, region or territory itself is the subject of any Sanction.
“Dollar” and “$” mean lawful money of the United States.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date this Agreement becomes effective in accordance with Section 3.01.
“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Events of Default” has the meaning set forth in Section 6.01.
“Exchange Act” means, at any time, the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and the rules and regulations promulgated thereunder.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Bank, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Bank, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Bank with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Bank acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 9.08) or (ii) such Bank changes its Lending Office, except in each case to the extent that, pursuant to Section 2.14, amounts with respect to such Taxes were payable either to such Bank’s assignor immediately before such Bank became a party hereto or to such Bank immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.14(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Existing 364-Day Agreement” means the 364-Day Credit Agreement dated as of October 9, 2025, among the Borrower, the banks listed therein, the joint lead arrangers, joint bookrunners, co-documentation agents and syndication agent listed therein, and Bank of America, N.A., as administrative agent, as the same may be amended or restated from time to time.
“Existing Five-Year Agreement” means the Five-Year Credit Agreement dated as of October 18, 2021, among the Borrower, the banks listed therein, the joint lead arrangers, joint book managers, co-documentation agents and syndication agent listed therein, and Bank of America, N.A., as administrative agent, as the same may be amended or restated from time to time.

“Existing Termination Date” has the meaning set forth in Section 2.17(a).
“Extending Bank” has the meaning set forth in Section 2.17(e).
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.
“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement.
“Fee Letter” means that certain fee letter dated as of July 23, 2026 among the Borrower, the Agent and BofA Securities.
“Finance Lease Obligations” means all obligations of a Person as lessee which are recognized as finance leases pursuant to ASC 842 accounting guidance, as reflected in the Borrower’s most recently available financial statements.
“Foreign Bank” means (a) if the Borrower is a U.S. Person, a Bank that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Bank that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for Tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay, or advance or supply funds for the purchase or payment of, such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
“HMT” has the meaning set forth in the definition of “Sanction(s)”.
“Increased Commitment Date” has the meaning set forth in Section 2.16(b).
“Increasing Bank” has the meaning set forth in Section 2.16(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under this Agreement and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Intercompany Debt” means Debt owed by the Borrower and/or one or more of its Subsidiaries or any trust the beneficiary of which is controlled by the Borrower to the Borrower and/or one or more of its Subsidiaries or any trust the beneficiary of which is controlled by the Borrower.
“Interest Payment Date” means, (a) as to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan, the date of prepayment of such Loan and the Termination Date; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Termination Date or the date that all outstanding principal amounts hereunder are paid in full and all Commitments are terminated.
“Interest Period” means, with respect to each Term SOFR Borrowing, the period commencing on the date of such Borrowing or conversion to or continuation of a Term SOFR Loan and ending on the date one, three or six months thereafter (in each case, subject to availability), as the Borrower may elect in the applicable Notice of Borrowing; provided that:
(a)    any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Business Day of a calendar month at the end of such Interest Period; and
(c)    any Interest Period commencing prior to the Termination Date which would otherwise end after the Termination Date shall end on the Termination Date.
“Internal Revenue Code” or “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.
“Investment” means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lending Office” means, with respect to any Bank, the office or offices of such Bank described as such in such Bank’s Administrative Questionnaire, or such other office or offices as a Bank may from time to time notify the Borrower and the Agent, which office may include any affiliate of such Bank or any domestic or foreign branch of such Bank or such affiliate. Unless the context otherwise requires each reference to a Bank shall include its applicable Lending Office.
“Level I Status” exists at any date if at such date, the Borrower is at Level I in the chart appearing in the definition of Applicable Margin as a result of its Debt Ratings as determined in accordance with such definition.
“Level II Status” exists at any date if at such date the Borrower is at Level II in the chart appearing in the definition of Applicable Margin as a result of its Debt Ratings as determined in accordance with such definition.
“Level III Status” exists at any date if at such date the Borrower is at Level III in the chart appearing in the definition of Applicable Margin as a result of its Debt Ratings as determined in accordance with such definition.
“Level IV Status” exists at any date if at such date the Borrower is at Level IV in the chart appearing in the definition of Applicable Margin as a result of its Debt Ratings as determined in accordance with such definition.
“Level V Status” exists at any date if, at such date the Borrower is at Level V in the chart appearing in the definition of Applicable Margin as a result of its Debt Ratings as determined in accordance with such definition.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor under any conditional sale agreement or other title retention agreement relating to such asset, but excluding any asset held under a bona fide consignment arrangement. For the purpose of clarity, the term “Lien” shall exclude any encumbrance arising under or in respect of a lease.
“Loan” means a Base Rate Loan or a Term SOFR Loan and “Loans” means Base Rate Loans or Term SOFR Loans or any combination of the foregoing.
“Loan Documents” has the meaning ascribed thereto in Section 9.02.
“Material Debt” means Debt (other than (i) Debt incurred hereunder and (ii) Intercompany Debt) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $250,000,000.
“Moody’s” means Moody’s Ratings and any successor thereto.
“Non-Extending Bank” has the meaning set forth in Section 2.17(b).
“Notes” means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans and “Note” means any one of such promissory notes issued hereunder.
“Notice Date” has the meaning set forth in Section 2.17(a).

“Notice of Borrowing” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Term SOFR Loans, pursuant to Section 2.02, which in either case shall be substantially in the form of Exhibit G or such other form as may be approved by the Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit H or such other form as may be approved by the Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Agent), appropriately completed and signed by a Responsible Officer.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced by this Agreement, or sold or assigned an interest in any Loan or this Agreement).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 9.08).
“Parent” means, with respect to any Bank, any Person controlling such Bank.
“Participant” has the meaning set forth in Section 9.06(b).
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Internal Revenue Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Internal Revenue Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Internal Revenue Code and Sections 302, 303, 304 and 305 of ERISA.
“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and is either (i) maintained by the Borrower or any Subsidiary for employees of the Borrower and/or any Subsidiary or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any Subsidiary is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.
“Platform” has the meaning set forth in the last paragraph of Section 5.01.

“Posting Website” has the meaning set forth in Section 9.01.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Rating Agency” means S&P or Moody’s.
“Recipient” means the Agent, any Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder.
“Registered Public Accounting Firm” has the meaning specified in the federal securities laws.
“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.
“Related Parties” means, with respect to any Person, such Person’s affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s affiliates.
“Request Period” has the meaning set forth in Section 2.17(a).
“Required Banks” means at any time Banks having in the aggregate more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, Banks holding in the aggregate more than 50% of the aggregate unpaid principal amount of the Loans; provided that the Commitment of, and the portion of the aggregate unpaid principal amount of the Loans held by, any Defaulting Bank shall be excluded for purposes of making a determination of Required Banks.
“Rescindable Amount” has the meaning set forth in Section 2.11(b)(ii).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Response Deadline” has the meaning set forth in Section 2.17(b).
“Responsible Officer” means the chief executive officer, president, chief financial officer, chief accounting officer, treasurer, assistant treasurer or controller of the Borrower, and solely for purposes of the delivery of incumbency certificates pursuant to Section 3.01 or as described below, the secretary or any assistant secretary of the Borrower, solely for purposes of notices given pursuant to Article 2, any other officer or employee of the Borrower so designated by any of the foregoing officers in a notice to the Agent or any other officer or employee of the Borrower designated in or pursuant to an agreement between the Borrower and the Agent. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower. To the extent requested by the Agent, Borrower will provide an incumbency certificate as to the authority of any Responsible Officer executing any document delivered under this Agreement.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“Sanction(s)” means any sanction administered or enforced by the U.S. Department of Treasury’s Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority.
“Significant Subsidiary” means a “Significant Subsidiary” of the Borrower, as such term is defined in Regulation S-X promulgated by the Securities and Exchange Commission.
“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
“Status” means, at any date, whichever of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at such date.
“Subsidiary” means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.
“Successor Rate” has the meaning ascribed thereto in Section 8.01.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means:
(a)    for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. (New York City time) on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided that if the rate is not published prior to 11:00 a.m. (New York City time) on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto;
provided that if Term SOFR determined in accordance with either of the foregoing clauses (a) or (b) of this definition would otherwise be less than 0.00%, then Term SOFR shall be deemed to be 0.00% for purposes of this Agreement.
“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Agent from time to time).
“Termination Date” means the later of (a) August 14, 2031 or (b) if the term of this Agreement is extended pursuant to Section 2.17, such extended termination date as determined pursuant to such Section;

provided, however, that in each case, if such date is not a Business Day, the next preceding Business Day; provided further that with respect to any Non-Extending Bank, the Termination Date of such Non-Extending Bank’s Commitment shall be the Existing Termination Date notwithstanding the extension of Commitments by any other Bank pursuant to Section 2.17.
“Total Capitalization” means, at any date, the sum (without duplication) of (i) the consolidated stockholders’ equity of the Borrower and its Consolidated Subsidiaries plus (ii) the net amount of Convertible Preferred Stock as reflected in the consolidated statements of financial position of the Borrower and its Consolidated Subsidiaries plus (iii) Total Finance Liabilities, all determined as of such date.
“Total Finance Liabilities” means, at any date, the sum of (i) all Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis, plus (ii) total operating lease liabilities of the Borrower and its Consolidated Subsidiaries, as calculated in accordance with ASC 842 accounting guidance, as reflected in the Borrower’s most recently available financial statements.
“Total Outstandings” means the aggregate outstanding amount of all Loans.
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Term SOFR Loan.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.14(e)(ii)(3).
“Voting Stock” means capital stock of any class or classes (however designated) having voting power for the election of directors of the Borrower, other than stock having such power only by reason of the happening of a contingency.
“Withholding Agent” means the Borrower and the Agent, as applicable.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02    Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred with by the Borrower’s independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks (provided that for the purpose of calculating covenant compliance under Article 5, the effect of FASB ASC Topic 815 shall not be applied); provided that, if the Borrower notifies the Agent that the Borrower wishes to amend any covenant in Article 5 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Borrower that the Required Banks wish to amend Article 5 for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect for purposes of this Agreement immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.
Section 1.03    Interest Rates. The Agent does not warrant, nor accept responsibility for, nor shall the Agent have any liability with respect to, the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower.  The Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Bank or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
ARTICLE 2.
THE CREDITS
Section 2.01    Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans in Dollars to the Borrower pursuant to this Section from time to time after the Effective Date and prior to the Termination Date in amounts such that the aggregate principal amount of Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing of Loans under this Section shall be in an aggregate principal amount of $25,000,000 or any larger multiple of $5,000,000 (except that any such Borrowing may be in a lesser amount to the extent that the aggregate amount available in accordance with Section 3.02(b) is less than these requirements) and shall be made from the several Banks ratably in proportion to their Applicable Percentages; provided, however, that after giving effect to any such Borrowing of Loans, the Total Outstandings shall not exceed the aggregate Commitments of all Banks on the date of such Borrowing. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.10, prepay Loans and reborrow at any time prior to the Termination Date under this Section.
Section 2.02    Borrowings; Continuations and Conversions of Loans.
(a)    Notice of Borrowing. Each Borrowing, each conversion of Loans from one Type to another, and each continuation of Term SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Agent, which may be given by (A) telephone, or (B) a Notice of Borrowing; provided that any telephone notice must be confirmed immediately by delivery to the Agent of a Notice of Borrowing. Each such Notice of Borrowing must be received by the Agent not later than (x) 1:00 p.m. (New York City time) on the date of each Base Rate Borrowing, and (y) 11:00 a.m. (New York City time) on the second Business Day before each Term SOFR Borrowing, continuation of a Term SOFR Borrowing or conversion of a Term SOFR Borrowing to a Base Rate Borrowing or conversion of a Base Rate Borrowing to a Term SOFR Borrowing. Each Borrowing of, conversion to or continuation of Loans shall be in an aggregate principal amount of $25,000,000 or any larger multiple of $5,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(b)). Each Borrowing shall specify (A) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Loans, as the case may be, (B) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day or a Business Day, as applicable), (C) the principal amount of Loans to be borrowed, converted or continued, (D) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (E) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Notice of Borrowing, then the requested Loans will be made as Base Rate Loans. If the Borrower fails to give a timely notice requesting a conversion or continuation of any Term SOFR Loans, then the applicable Loans shall be converted to, Term SOFR Loans having an Interest Period of one (1) month. Any such automatic conversion to Term SOFR Loans having an Interest Period of one (1) month shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any Notice of Borrowing, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.
(b)    Term SOFR Loans. Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as Term SOFR Loans without the consent of the Required Banks, and the Required Banks may demand that any or all of the outstanding Term SOFR Loans be converted immediately to Base Rate Loans.
(c)    Notice of Interest Rates. The Agent shall promptly notify the Borrower and the Banks of the interest rate applicable to any Interest Period for Term SOFR Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Agent shall notify the Borrower and the Banks of any change in Bank of America’s “prime rate” used in determining the Base Rate promptly following the public announcement of such change.
(d)    Interest Periods. After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect.

(e)    Notwithstanding anything to the contrary in this Agreement, any Bank may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Agent and such Bank.
(f)    With respect to SOFR or Term SOFR, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Banks reasonably promptly after such amendment becomes effective.
Section 2.03    Notice to Banks; Funding of Loans.
(a)    Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank’s share (if any) of such Borrowing, and if no timely notice of a conversion or continuation is provided by the Borrower, the Agent shall notify each Bank of the details of any automatic conversion to Term SOFR Loans having an Interest Period of one (1) month described in Section 2.02(a).
(b)    Not later than 3:00 p.m. (New York City time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section 2.03) make available its share of such Borrowing, in immediately available funds, to the Agent at its address referred to in Section 9.01. Unless the Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent’s aforesaid address.
(c)    Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank’s share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.03 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate or the interest rate applicable thereto pursuant to Section 2.06 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank’s Loan included in such Borrowing for purposes of this Agreement. The failure of any Bank to make available its share of any Borrowing shall not relieve any other Bank of its corresponding obligation to do so on the date when due, and no Bank shall be responsible for the failure of any other Bank to so make its share available.
Section 2.04    Reserved.
Section 2.05    Repayment of Loans. The Borrower shall repay to the Banks on the Termination Date the aggregate principal amount of all Loans outstanding on such date, together with interest accrued thereon.

Section 2.06    Interest Rates.
(a)    Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Applicable Margin for such day plus the Base Rate for such day. Such interest shall be payable in arrears on each Interest Payment Date. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.
(b)    Each Term SOFR Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin for such day plus Term SOFR for such Interest Period. Such interest shall be payable in arrears on each Interest Payment Date.
(c)    Any overdue principal of or interest on any Term SOFR Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Applicable Margin for such day plus Term SOFR applicable to such Loan and (ii) the sum of the Applicable Margin for such day plus Term SOFR as of such day applicable to such Loan amount for a presumed one-month Interest Period (or if such amount due remains unpaid more than three Business Days, then for a presumed six-month Interest Period), or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day.
(d)    The “Applicable Margin” with respect to any Term SOFR Loan or Base Rate Loan at any date is the applicable percentage amount set forth below in the applicable column, which shall be (i) determined based upon the Debt Rating as specified below and (ii) applicable to all Term SOFR Loans and Base Rate Loans existing on and after the first date a specific Debt Rating is effective (the “Debt Rating Date”) and continuing until, but not including, the immediate next Debt Rating Date:

Level	Debt Rating	Applicable Margin for Term SOFR Loans	Applicable Margin for Base Rate Loans
I	Greater than or equal to AA- by S&P or Aa3 by Moody’s	0.455%	0.000%
II	A+ by S&P or A1 by Moody’s	0.575%	0.000%
III	A by S&P or A2 by Moody’s	0.690%	0.000%
IV	A- by S&P or A3 by Moody’s	0.795%	0.000%
V	Equal to or less than BBB+ by S&P or Baa1 by Moody’s	0.900%	0.000%

In the event that the Debt Ratings assigned by S&P and Moody’s differ, the Applicable Margin and the Facility Fee Rate referred to in Section 2.07 shall be determined by reference to the rating level having the higher Debt Rating unless such ratings are more than one level apart, in which case the rating level that is one tier below the higher of the two ratings shall determine the Applicable Margin and the Facility Fee

Rate. The final Debt Rating level by which the Applicable Margin and the Facility Fee Rate are determined is referred to herein as a “Level”.
In the event that either S&P or Moody’s (but not both) shall not make a Debt Rating, the above calculations of the Applicable Margin and the Facility Fee Rate shall be made based on (i) the rating provided by S&P or Moody’s, whichever shall then maintain a current Debt Rating, and (ii) the Debt Rating provided by a nationally recognized securities rating agency selected by the Borrower and approved by the Agent, which shall be substituted for either S&P or Moody’s, as the case may be (the “Alternative Rating Agency”), and the Alternative Rating Agency’s equivalent rating levels shall be substituted for the Debt Rating levels of either S&P or Moody’s, whichever shall no longer then make the applicable Debt Rating.
Section 2.07    Facility Fees.
(a)    The Borrower shall pay to the Agent, for the account of each Bank in accordance with its Applicable Percentage, a facility fee (the “Facility Fee”) at the Facility Fee Rate (as defined below), subject to adjustment as provided in Section 2.18. The Facility Fee shall accrue at all times while the Aggregate Commitments exist, including at any time during which one or more of the conditions in Section 3.02 is not met, on the daily aggregate amount of the Commitments (whether used or unused).
(b)    “Facility Fee Rate” means, at any date, a rate per annum equal to (i) 0.045%, if Level I Status exists at such date, (ii) 0.050%, if Level II Status exists at such date, (iii) 0.060%, if Level III Status exists at such date, (iv) 0.080%, if Level IV Status exists at such date, and (v) 0.100% if Level V Status exists at such date.
(c)    The Facility Fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and upon the respective Termination Date for each Bank (and, if later, the date the Loans shall be repaid in their entirety).
(d)    The Borrower shall pay to the Agent, for its own account, the annual administrative fee provided for in the Fee Letter.
Section 2.08    Optional Termination or Reduction of Commitments. The Borrower may, upon at least three Business Days’ notice to the Agent, (a) terminate the Commitments at any time, if no Loans are outstanding at such time, or (b) ratably reduce from time to time by an aggregate amount of $25,000,000 or any larger multiple of $5,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.
Section 2.09    Mandatory Termination of Commitments. The Commitments of each Bank shall terminate on its respective Termination Date, and any Loans then outstanding to such Bank (together with accrued interest thereon) shall be due and payable on such date.
Section 2.10    Optional Prepayments.
(a)    The Borrower may, upon notice to the Agent pursuant to delivery to the Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty, subject to Section 2.12; provided that, unless otherwise agreed by the Agent, (A) such notice must be received by the Agent not later than 12:00 noon (New York City time) (1) two (2) Business Days prior to any date of prepayment of Term SOFR Loans and (2) on the date of prepayment of Base Rate Loans; and (B) any prepayment of Loans shall be in a principal amount of $25,000,000 or a whole multiple of $5,000,000 in excess thereof, or, if less, the entire principal amount thereof then outstanding. Each such Notice of Loan Prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Term SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. Any prepayment of principal of any Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 2.12. Subject to Section 2.18, each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.
(b)    Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.
Section 2.11    General Provisions as to Payments.
(a)    The Borrower shall make each payment of principal of and interest on, the Loans and of fees hereunder, not later than 1:00 p.m. (New York City time) on the date when due, in immediately available funds, without set-off, deduction, recoupment or counterclaim, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day occurs after the Termination Date, in which case the date for payment thereof shall be the next preceding Business Day. Whenever any payment of principal of, or interest on, the Term SOFR Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month or occurs after the Termination Date, in which case the date for payment thereof shall be the next preceding Business Day.
(b)    With respect to any payment that the Agent makes for the account of the Banks hereunder as to which the Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Agent has for any reason otherwise erroneously made such payment; then each of the Banks severally agrees to repay to the Agent forthwith on demand the Rescindable Amount so distributed to such Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.
A notice of the Agent to any Bank or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
Section 2.12    Funding Losses. If the Borrower makes any payment of principal with respect to any Term SOFR Loan (pursuant to Sections 2.10, 2.15, Article 6 or 8 or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if the Borrower fails to borrow any Term SOFR Loans after notice has been given to any Bank in accordance with Section 2.03(a), or if any Bank shall be required to assign to any other Bank any portion of a Loan pursuant to Section 2.16(b), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.
Section 2.13    Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan from the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one (1) day. Each determination by the Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
Section 2.14    Taxes.
(a)    Defined Terms. For purposes of this Section 2.14, the term “applicable Law” includes FATCA.
(b)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)    Any and all payments by or on account of any obligation of the Borrower under this Agreement shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the applicable Withholding Agent) require the deduction or withholding of any Tax from any such payment by the applicable Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Law, and if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 2.14) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(c)    Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Tax Indemnifications.
(i)    The Borrower shall, and does hereby indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.14) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Bank (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Bank, shall be conclusive absent manifest error. The Borrower shall also, and does hereby indemnify the Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, for any amount which a Bank for any reason fails to pay indefeasibly to the Agent as required pursuant to Section 2.14(d)(ii) below.
(ii)    Each Bank shall, and does hereby, severally indemnify and shall make payment in respect thereof within ten (10) days after demand therefor, (A) the Agent against any Indemnified Taxes attributable to such Bank (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (B) the Agent and the Borrower, as applicable, against any Taxes attributable to such Bank’s failure to comply with the provisions of Section 9.06 relating to the maintenance of a Participant Register (as defined in such Section) and (C) the Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Bank, in each case, that are payable or paid by the Agent or the Borrower in connection with this Agreement, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Bank by the Agent shall be conclusive absent manifest error. Each Bank hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Bank under this Agreement against any amount due to the Agent under this clause (d)(ii).
(e)    Evidence of Payments. Upon request by the Borrower or the Agent, as the case may be, after any payment of Taxes by the Borrower or by the Agent to a Governmental Authority as provided in this Section 2.14, the Borrower shall deliver to the Agent or the Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Agent, as the case may be.
(f)    Status of Banks; Tax Documentation.
(i)    Any Bank that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under the Agreement shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.14(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Bank’s reasonable judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Bank.
(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)    any Bank that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of IRS Form W-9 and any other applicable documents certifying that such Bank is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Bank claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed copies of IRS Form W-8ECI;
(3)    in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Bank is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or
(4)    to the extent a Foreign Bank is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Bank is a partnership and one or more direct or indirect partners of such Foreign Bank are claiming the portfolio interest exemption, such Foreign Bank may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Bank under the Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Bank shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)    Each Bank agrees that if any form or certification it previously delivered pursuant to this Section 2.14 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.
(g)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Agent have any obligation to file for or otherwise pursue on behalf of a Bank, or have any obligation to pay to any Bank, any refund of Taxes withheld or deducted from funds paid for the account of such Bank. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.14, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.14 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.
(h)    Survival. Each party’s obligations under this Section 2.14 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Bank, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all of obligations under this Agreement.
Section 2.15    Change of Control; Offer of Prepayment.

(a)    If a Change of Control shall occur (i) the Borrower will, within ten days after the occurrence thereof, give the Agent notice thereof (which shall promptly make such information available to the Banks in accordance with its customary practice) and shall describe in reasonable detail the facts and circumstances giving rise thereto and (ii) each Bank may, by three Business Days’ notice to the Borrower and the Agent, given not later than 60 days after receipt of such notice of Change of Control, terminate its Commitment, which shall thereupon be terminated, and declare all of the outstanding Loans made by it (together with accrued interest thereon) and any other amounts payable hereunder for its account to be, and such Loans and such other amounts (including, without limitation, amounts payable under Section 2.12) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. For the purpose of this Section, a “Change of Control” shall occur if, during any period of 12 consecutive months, (I) a majority of the directors of the Borrower shall be Persons other than Persons (A) who were directors of the Borrower on the first day of such period, (B) whose election or nomination as a director of the Borrower was approved by individuals referred to in clause (A) constituting at the time of such election or nomination at least a majority of the Board of Directors, or (C) whose election or nomination as a director of the Borrower was approved by individuals referred to in clauses (A) or (B) above or this clause (C) constituting at the time of such election or nomination at least a majority of the Board of Directors or (II) any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of 50% or more in voting power of the outstanding Voting Stock.
(b)    If any event or condition shall occur under any agreement, indenture or instrument relating to any Material Debt (other than an event or condition arising due to the Borrower’s exercise of an optional right to prepay, redeem, purchase or defease), which event or condition has the effect of requiring an offer of prepayment, redemption, purchase or defeasance to be made to the holders of such Material Debt (a “Prepayment Offer”), (i) the Borrower will, within ten days after the first day that such event or condition occurs, give each Bank notice thereof and shall describe in reasonable detail the facts and circumstances giving rise thereto and (ii) each Bank may, by three Business Days’ notice to the Borrower and the Agent, given not later than 60 days after receipt of such notice of Prepayment Offer, terminate its Commitment, which shall thereupon be terminated, and declare all of the outstanding Loans made by it (together with accrued interest thereon) and any other amounts payable hereunder for its account to be, and such Loans and such other amounts (including, without limitation, amounts payable under Section 2.12) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
Section 2.16    Increase in Combined Commitments.
(a)    The Borrower shall have the right, without the consent of the Banks, subject to the terms of this Section 2.16, to effectuate from time to time, at any time prior to the then effective Termination Date, an increase in the combined Commitments under this Agreement by adding to this Agreement one or more other banks or other financial institutions reasonably acceptable to the Agent and the Borrower and qualifying as an Assignee hereunder, who shall, upon completion of the requirements of this Section 2.16 constitute “Banks” hereunder (an “Added Bank”), or by allowing one or more Banks in their sole discretion to increase their respective Commitments hereunder (each an “Increasing Bank”), so that such added and increased Commitments shall equal the increase in Commitments effectuated pursuant to this Section 2.16; provided that (i) there shall not be any increased Commitment or any added Commitment, unless the aggregate increase or addition to be effected is at least $25,000,000, (ii) no increase in or added Commitments pursuant to this Section 2.16 shall result in combined Commitments exceeding $5,000,000,000, (iii) no Bank’s Commitment shall be increased under this Section 2.16 without the consent of such Bank, and (iv) there shall not exist any Default or Event of Default immediately prior to and immediately after giving effect to such increased or added Commitment. The Borrower shall deliver or pay, as applicable, to the Agent not later than ten Business Days prior to any such increase in Commitments each of the following items with respect to each Added Bank and Increasing Bank:
(i)    a written notice of Borrower’s intention to increase the combined Commitments pursuant to this Section 2.16, which shall specify each Added Bank and Increasing Bank, if any, the changes in amounts of Commitments that will result, and such other information as is reasonably requested by the Agent;
(ii)    documents in the form of Exhibit B or Exhibit C, as may be required by the Agent, executed and delivered by each Added Bank and each Increasing Bank, pursuant to which it becomes a party hereto or increases its Commitment, as the case may be;
(iii)    if requested by the applicable Bank, Notes or replacement Notes, as the case may be, executed and delivered by Borrower; and
(iv)    a non-refundable processing fee of $3,500 with respect to each Added Bank or Increasing Bank for the sole account of the Agent.
(b)    Upon receipt of any notice referred to in clause (a)(i) above, the Agent shall promptly notify each Bank thereof. Upon execution and delivery of such documents and the payment of such fee (the “Increased Commitment Date”), each such Added Bank shall constitute a “Bank” for all purposes under this Agreement and related documents without any acknowledgment by or the consent of the other Banks, with a Commitment as specified in such documents, or such Bank’s Commitment shall increase as specified in such documents, as the case may be. Immediately upon the effectiveness of the addition of such Added Bank or the increase in the Commitment of such Increasing Bank under this Section 2.16, (i) the respective pro rata shares of the Banks shall be deemed modified as appropriate to correspond to such changed combined Commitments, and (ii) if there are at such time outstanding any Loans, each Bank whose pro rata share has been decreased as a result of the increase in the combined Commitments shall be deemed to have assigned, without recourse, to each Added Bank and Increasing Bank such portion of such Bank’s Loans as shall be necessary to effectuate such adjustment in pro rata shares. Each Increasing Bank and Added Bank (x) shall be deemed to have assumed such portion of such Loans and (y) shall fund to each other Bank on the Increased Commitment Date the amount of Loans assigned by it to such Bank. The Borrower agrees to pay to the Banks on demand any and all amounts to the extent payable pursuant to Section 2.12 as a result of any such prepayment of Loans occasioned by the foregoing increase in Commitments and the reallocation of the pro rata shares.
(c)    This section shall supersede any provisions in Section 9.06(b) to the contrary.
Section 2.17    Extension of Termination Date.
(a)    Requests for Extension. The Borrower may, by notice to the Agent, given not earlier than 60 days prior to and including any anniversary of the Effective Date (the “Request Period”) request that each Bank extend its Commitment for an additional one-year period from such Bank’s Termination Date then in effect (the “Existing Termination Date”); provided that, (i) no more than one such request may be made during each Request Period, (ii) no more than two such requests may be made during this Agreement and (iii) at no time may the tenor of the credit facility provided hereunder exceed five (5) years. The Agent shall promptly notify each Bank of the Borrower’s request for such extension (the date such notice is given being referred to herein as the “Notice Date”).
(b)    Bank Elections to Extend. Each Bank, acting in its sole discretion, shall, by notice to the Agent given not later than 30 days following the Notice Date, advise the Agent whether or not such Bank agrees to so extend its Commitment (each such Bank that determines not to so extend its Commitment being referred to as a “Non-Extending Bank”). Any Bank that does not so advise the Agent on or before the 30th day following the Notice Date (the “Response Deadline”) shall be deemed to be a Non-Extending Bank. The election of any Bank to agree to such extension of the Termination Date shall not obligate any other Bank to so agree.
(c)    Notification by Agent. The Agent shall notify the Borrower of each Bank’s determination under this Section 2.17 no later than the 5th Business Day after the Response Deadline.
(d)    Additional Commitment Banks. The Borrower shall have the right on or before the related Anniversary Date to replace each Non-Extending Bank with, and add as “Banks” under this Agreement in place thereof, one or more Assignees (each, an “Additional Commitment Bank”) as provided in Section 9.06, provided that each of such Additional Commitment Banks shall enter into an Assignment and Assumption Agreement pursuant to which such Additional Commitment Bank shall undertake a Commitment (and, if any such Additional Commitment Bank is already a Bank, its Commitment shall be in addition to such Bank’s Commitment hereunder on such date).
(e)    Minimum Extension Requirement. If (and only if) the total of the Commitments of the Banks that have agreed to so extend the Termination Date (each, an “Extending Bank”) and the additional Commitments of the Additional Commitment Banks shall be more than 50% of the aggregate amount of the Commitments in effect immediately prior to the related Anniversary Date, then, effective as of the related Anniversary Date (but subject to the prior satisfaction of the conditions set forth in clause (f) below), the Termination Date of this Agreement and the Termination Date with respect to the Commitments of each Extending Bank and of each Additional Commitment Bank shall be extended to the date falling one year after the Existing Termination Date (except that, if such date is not a Business Day, such Termination Date as so extended shall be the next preceding Business Day) and each Additional Commitment Bank shall thereupon become a “Bank” for all purposes of this Agreement. Notwithstanding anything herein to the contrary, the Commitment of each Non-Extending Bank shall remain in full force and effect until and shall terminate on the Existing Termination Date for such Non-Extending Bank, unless such Non-Extending Bank is replaced prior to the related Anniversary Date by an Additional Commitment Bank as provided in clause (d) above.
(f)    Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Termination Date pursuant to this Section shall not be effective with respect to any Bank unless:
(i)    no Default shall have occurred and be continuing on the date of such extension and after giving effect thereto;
(ii)    the representations and warranties of the Borrower contained in this Agreement that are qualified by materiality are true and correct and the representations and warranties of the Borrower contained in the Agreement that are not qualified by materiality are true and correct in all material respects, in each case on and as of the date of such extension and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);
(iii)    at the time of such extension no material adverse change has occurred since January 31, 2026 in the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries considered as a whole; and
(iv)    the chief financial officer, treasurer or assistant treasurer of the Borrower shall have delivered to the Agent a certificate, dated the Anniversary Date with respect to such extension, as to the matters referred to in clauses (i) through (iii) above.
In addition, on the Termination Date of each Non-Extending Bank, the Borrower shall prepay any Loans outstanding on such date (and pay any additional amounts required pursuant to Section 2.07 or 2.12) to the extent necessary to keep outstanding Loans ratable with any revised pro rata allocation of the Commitments of the respective Banks effective as of such date.
(g)    Conflicting Provisions. This Section shall supersede any provisions in Section 9.06 to the contrary.
Section 2.18    Defaulting Banks.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Bank becomes a Defaulting Bank, then, until such time as that Bank is no longer a Defaulting Bank, to the extent permitted by applicable Law:
(i)    Waivers and Amendments. That Defaulting Bank’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.05.
(ii)    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Agent for the account of that Defaulting Bank (whether voluntary or mandatory, at maturity, pursuant to Article 6 or otherwise, and including any amounts made available to the Agent by that Defaulting Bank pursuant to Section 9.04, but excluding any amounts received from the Borrower under Section 2.03(c)), shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by that Defaulting Bank to the Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Bank has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, if so determined by the Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Bank to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Banks as a result of any judgment of a court of competent jurisdiction obtained by any Bank against that Defaulting Bank as a result of that Defaulting Bank’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Bank as a result of that Defaulting Bank’s breach of its obligations under this Agreement; and sixth, to that Defaulting Bank or as otherwise directed by a court of competent jurisdiction; provided, however, notwithstanding the foregoing clauses first through sixth, if (x) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Bank has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Banks on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Bank. Any payments, prepayments or other amounts paid or payable to a Defaulting Bank that are applied (or held) to pay amounts owed by a Defaulting Bank pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by that Defaulting Bank, and each Bank irrevocably consents hereto.
(iii)    Certain Fees. That Defaulting Bank shall be entitled to receive any facility fee pursuant to Section 2.07 for any period during which that Bank is a Defaulting Bank only to extent allocable to the outstanding principal amount of Loans funded by it (and the Borrower shall not be required to pay the remaining amount of such fee that otherwise would have been required to have been paid to that Defaulting Bank).
(b)    Defaulting Bank Cure. If the Borrower and the Agent agree in writing in their sole discretion that a Defaulting Bank should no longer be deemed to be a Defaulting Bank, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Bank will, to the extent applicable, purchase that portion of outstanding Loans of the other Banks or take such other actions as the Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Banks in proportion to their respective Commitments, whereupon that Bank will cease to be a Defaulting Bank; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Bank was a Defaulting Bank; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Bank to Bank will constitute a waiver or release of any claim of any party hereunder arising from that Bank’s having been a Defaulting Bank.
Section 2.19    Evidence of Debt. The Loans made by each Bank shall be evidenced by one or more accounts or records maintained by such Bank and by the Agent in the ordinary course of business. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to its obligations hereunder. In the event of any conflict between the accounts and records maintained by any Bank and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error.
ARTICLE 3.
CONDITIONS
Section 3.01    Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):
(a)    receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);
(b)    receipt by the Agent for the account of each Bank requesting such, of a duly executed Note dated on or before the Effective Date;

(c)    receipt by the Agent of an opinion of Minette M. Loula, Vice President, Corporate Law & Assistant Corporate Secretary of the Borrower, substantially in the form of Exhibit D hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;
(d)    receipt by the Agent of an opinion of Faegre Drinker Biddle & Reath LLP, outside counsel for the Borrower, substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;
(e)    receipt by the Agent of evidence satisfactory to it of (i) the payment of all principal of and interest on any loans outstanding under, and of all accrued fees under the Existing Five-Year Agreement and the Existing 364-Day Agreement, and (ii) the satisfaction of all obligations, termination of all commitments under, and cancellation or expiration of, the Existing Five-Year Agreement and the Existing 364-Day Agreement;
(f)    receipt by the Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, if any, and any other matters relevant hereto, all in form and substance satisfactory to the Agent;
(g)    receipt by the Agent of a certificate signed by the treasurer or assistant treasurer of the Borrower certifying that since January 31, 2026 there shall not have occurred any material adverse change in the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole; and
(h)    any fees required to be paid on or before the Effective Date and all reasonable and documented out-of-pocket costs and expenses of the Agent associated with the preparation, due diligence and syndication of this Agreement, including without limitation the reasonable legal fees and expenses of counsel to the Agent (to the extent invoiced not less than two (2) Business Days prior to the Effective Date or set forth in a funds flow or settlement statement approved by the Borrower), shall have been paid.
Without limiting the generality of the provisions of Section 7.05, for purposes of determining compliance with the conditions specified in this Section 3.01, each Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank unless the Agent shall have received notice from such Bank prior to the proposed Effective Date specifying its objection thereto. The Agent shall promptly notify the Borrower and each Bank of the effectiveness of this Agreement, and such notice shall be conclusive and binding on all parties hereto.
Section 3.02    Borrowings. The obligation of any Bank to honor any Notice of Borrowing (other than a Notice of Borrowing requesting only a conversion of Loans to the other Type or a continuation of Term SOFR Loans) is subject to the satisfaction of the following conditions:
(a)    receipt by the Agent of a Notice of Borrowing as required by Section 2.02;
(b)    the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

(c)    the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and
(d)    the fact that (i) the representations and warranties of the Borrower contained in this Agreement that are qualified by materiality are true and correct, and (ii) the representations and warranties of the Borrower contained in this Agreement that are not qualified by materiality are true and correct in all material respects, in each case on and as of the date of such Borrowing (except the representations and warranties set forth in Section 4.04 shall be deemed to refer to the most recent statements furnished pursuant to Sections 5.01(a) and (b), respectively, and the representations and warranties set forth in Section 4.05 shall not be required).
Each Notice of Borrowing (other than a Notice of Borrowing requesting only a conversion of Loans to the other Type or a continuation of Term SOFR Loans) submitted by Borrower shall be deemed to be a representation and warranty by the Borrower that the conditions specified in clauses (b), (c) and (d) of this Section have been satisfied on and as of the date of the applicable Borrowing.
ARTICLE 4.
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants that:
Section 4.01    Corporate Existence and Power; Investment Company Status. Each of the Borrower and each of its Significant Subsidiaries is validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified to do business in each jurisdiction where, in light of the nature of the business transacted or the property owned by it, such qualification is necessary, except in jurisdictions where the failure to be so qualified would not reasonably be expected to result in a material adverse effect on the business, financial position or results of operations of the Borrower and its Significant Subsidiaries taken as a whole. The Borrower is not nor is required to be registered as an “investment company” under the Investment Company Act of 1940.
Section 4.02    Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes, if any, are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable Law or regulation or of the articles of incorporation or by-laws of the Borrower or of any agreement or instrument evidencing or governing Debt of the Borrower or any other material agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.
Section 4.03    Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and the Notes, if any, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower in each case enforceable in accordance with their respective terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.
Section 4.04    Financial Information. The consolidated statements of financial position of the Borrower and its Consolidated Subsidiaries as of January 31, 2026 and the related consolidated statements of results of operations, cash flows and shareholders’ investment for the fiscal year then ended, reported on by Ernst & Young, LLP and set forth in the Borrower’s Form 10-K for the fiscal year then ended, a copy of which has been delivered to each of the Banks, fairly present in all material respects, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.
Section 4.05    Litigation. Except as disclosed in the Borrower’s Form 10-K for the fiscal year ended January 31, 2026, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which would reasonably be expected to materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries or which in any manner draws into question the validity of this Agreement or any Note.
Section 4.06    Compliance with ERISA. The Borrower and each Subsidiary has fulfilled its obligations, if any, under the minimum funding standards of ERISA with respect to each Plan maintained by it, and each Plan is otherwise in compliance with the applicable provisions of ERISA, except in each case, as could not reasonably be expected, either individually or in the aggregate, to have a material adverse effect on the business, financial position or results of operations of the Borrower and its Subsidiaries taken as a whole.
Section 4.07    Payment of Taxes. United States federal income tax returns of the Borrower and its Subsidiaries have been examined and closed through the fiscal year ended January 30, 2021. The Borrower and its Subsidiaries have filed all United States federal income tax returns and all other material tax returns which, to the best of the Borrower’s knowledge, are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, except (i) as could not reasonably be expected, either individually or in the aggregate, to have a material adverse effect on the business, financial position or results of operations of the Borrower and its Subsidiaries taken as a whole, and (ii) for any such taxes which are being contested in good faith by appropriate proceedings and against which the Borrower in its judgment has set aside adequate reserves in accordance with generally accepted accounting principles.
Section 4.08    Affected Financial Institution. The Borrower is not an Affected Financial Institution.
Section 4.09    OFAC. Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Significant Subsidiaries, any director, officer, or employee thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions or (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority. Neither Borrower nor any of its Subsidiaries is located, organized or resident in a Designated Jurisdiction, except, in each case, as authorized by the applicable Sanctions authority or not prohibited by any Sanction.
Section 4.10    Anti-Corruption Laws. The Borrower and its Subsidiaries have conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, and, to the extent applicable, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
Section 4.11    Full Disclosure. All information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified; provided, however, that any projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Agent and the Banks that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.
Section 4.12    Covered Entity. The Borrower is not a Covered Entity, as defined in Section 9.16.
ARTICLE 5.
COVENANTS
The Borrower agrees that, so long as any Bank has any Commitment hereunder or any Loan or other amounts hereunder shall remain unpaid:
Section 5.01    Information. The Borrower will deliver to each of the Banks:
(a)    as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated statement of financial position of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, cash flows and shareholders’ investment for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Ernst & Young, LLP or other Registered Public Accounting Firm of recognized national standing selected by the Borrower or other independent public accountants of nationally recognized standing;
(b)    as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated statement of financial position of the Borrower and its Consolidated Subsidiaries as of the end of such quarter, the related consolidated statements of operations for such quarter and for the portion of the Borrower’s fiscal year ended at the end of such quarter, and the related consolidated statement of cash flows for the portion of the Borrower’s fiscal year ended at the end of such quarter, setting forth in each case, as applicable, in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower’s previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;
(c)    within 15 days after the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.07 to 5.08, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;
(d)    [reserved];
(e)    within 15 days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;
(f)    within 15 days after the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;
(g)    within 15 days after the filing thereof copies of all reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions;
(h)    written notice setting forth the facts and relevant information if and when, except in each case, as could not reasonably be expected, either individually or in the aggregate, to have a material adverse effect on the business, financial position or results of operations of the Borrower and its Subsidiaries taken as a whole, the Borrower or any Subsidiary (i) fails to fulfill their obligations, if any, under the minimum funding standards of ERISA with respect to any Plan; (ii) engages in any material nonexempted “prohibited transaction” as defined in Sections 406 and 408 of ERISA and Section 4975 of the Internal Revenue Code with respect to any Plan; (iii) fails to comply with the Pension Funding Rules; (iv) terminates or permits the termination of any “employee pension benefit plan,” as defined in Section 3 of ERISA and covered by Title IV of ERISA or subject to the minimum funding standards of Section 412 of the Internal Revenue Code; or (v) engages in a “withdrawal” or “partial withdrawal,” as defined in Section 4203 or 4205 of ERISA from a “multiemployer plan,” as defined in Section 4001(a)(3) of ERISA;
(i)    promptly following, and in any event within ten days of any change in a Debt Rating by any Rating Agency, notice thereof; and
(j)    from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.
Reports, financial statements and other materials required to be delivered by the Borrower pursuant to subsections (a), (b), (f) and (g) of this Section 5.01 shall be deemed to have been delivered on the date on which the Borrower posts such reports, financial statements or other materials (including reports containing such financial statements or other materials), on its website on the Internet at corporate.target.com or on the SEC’s website at www.sec.gov.
The Borrower hereby acknowledges that (a) the Agent and/or the Arrangers will make available to the Banks materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak and/or another similar electronic system (the “Platform”) pursuant to Section 9.01 and (b) none of the Banks will be “public-side” Banks (i.e., Banks that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (w) no Borrower Materials are to be made available to Public Lenders, (x) all Borrower Materials shall be treated as private and may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws; and (y) the Agent and the Arrangers shall treat all Borrower Materials as being suitable only for posting on a portion of the Platform not designated “Public Investor”. Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.
Section 5.02    Maintenance of Property. The Borrower will keep, and will cause each Subsidiary to keep, all material property useful and necessary in its business in good working order and condition,

ordinary wear and tear excepted, except where the failure to do so would not reasonably be expected to have a material adverse effect on the business, financial position or results of operations of the Borrower and its Subsidiaries taken as a whole.
Section 5.03    Conduct of Business and Maintenance of Existence. Except as permitted by Section 5.05, the Borrower will continue, and will cause each Significant Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Significant Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Significant Subsidiary to preserve, renew and keep in full force and effect its respective corporate existence and its respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that, neither the Borrower nor any Significant Subsidiary shall be required to preserve any such right, privilege or franchise if the Borrower shall determine in good faith (a) that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or any Significant Subsidiary or (b) the loss thereof will not be disadvantageous in any material respect to the Borrower.
Section 5.04    Compliance with Laws. Except where the failure to do so would not reasonably be expected to have a material adverse effect on the business, financial position or results of operations of the Borrower and its Subsidiaries taken as a whole, the Borrower will comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable Laws, rules, regulations and orders where material to the assets or operations of the Borrower or any such Subsidiary, such compliance to include, without limitation, paying before the same become delinquent all taxes, fees, assessments and other governmental charges imposed upon it or upon its property except to the extent any such taxes, fees, assessments or other governmental charges are being contested in good faith by appropriate proceedings and adequate reserves in the judgment of the Borrower therefor have been established on the books of such Person in accordance with generally accepted accounting principles.
Section 5.05    Consolidations, Mergers and Sale of Assets. The Borrower will not (a) dissolve or liquidate, (b) merge with or into, or consolidate with, any other Person, (c) dissolve or liquidate any Subsidiary or permit the merger or consolidation of any Subsidiary into or with any other Person unless the Borrower shall determine in good faith (i) that any such transaction is in the best interests of the Borrower or (ii) such transaction will not be disadvantageous in any material respect to the Borrower, or (d) sell, convey or transfer all or substantially all of its property and assets to any other Person; provided, however, that (x) any Person may be merged with or into, or consolidated with, the Borrower if the Borrower is the surviving corporation, and (y) the Borrower may merge with or into, or consolidate with, another corporation or sell, convey or transfer its properties and assets substantially as an entity to any Person if the corporation formed by such consolidation or into which the Borrower is merged, or the Person which acquires by sale, conveyance or transfer the properties and assets of the Borrower substantially as an entity, shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and shall expressly assume by a supplemental agreement hereto, executed and delivered to the Agent in form reasonably satisfactory to the Agent, the full and timely performance and observance of every covenant and agreement contained herein, including but not limited to the payment of the principal and interest provided herein, on the part of the Borrower to be performed or observed, in each case if immediately after giving effect to such merger, consolidation, sale, conveyance or transfer, no Default would occur and be continuing.
Section 5.06    [Reserved].
Section 5.07    Limitation on Secured Debt. The Borrower will not permit, at the end of any fiscal quarter, the aggregate amount of Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis, secured by Liens on assets of the Borrower or any of its Consolidated Subsidiaries (other than (a) Liens on Accounts Receivable, (b) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset prior to, concurrently with or within 180 days after the acquisition or completion of construction thereof, (c) any precautionary Lien filings in connection with a lease, consignment, bailment, receivables sale, supplier finance arrangement or any other similar transaction, in each case, not intended as a secured debt financing and entered into in the ordinary course of business, (d) Liens (i) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, and (ii) in favor of any banking or financial institution arising as a matter of law or pursuant to any contractual agreement with the Borrower encumbering deposits, securities accounts or other financial assets, including rights of setoff, banker’s liens, netting rights and similar rights arising under customary account documentation, (e) Liens securing obligations under cash management, treasury management, credit card, purchase card, electronic funds transfer, netting, overdraft, pooling or similar arrangements incurred in the ordinary course of business or (f) extensions, renewals, refinancings or replacements of any of the foregoing Liens, provided that (i) such Liens do not extend to any property other than proceeds, products, replacements, accessions and after-acquired property customarily subject thereto, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed and (iv) such resulting Lien otherwise satisfies an exception set forth in clauses (a) through (e) of this Section 5.07) to exceed 20% of Consolidated Tangible Net Worth.
Section 5.08    Leverage Ratio. The Borrower will not, at the end of any fiscal quarter of the Borrower, permit the ratio of (a) Total Finance Liabilities to (b) Total Capitalization to be greater than or equal to 0.75 to 1.00.
Section 5.09    Use of Proceeds. The proceeds of the Loans made under this Agreement will be used, directly or indirectly, by the Borrower for its general corporate purposes. None of such proceeds will be used in a manner which violates Regulation U.
Section 5.10    Sanctions. Borrower shall not directly or, to the knowledge of Borrower, indirectly, use the proceeds of any Borrowing, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Bank, Arranger, Agent or otherwise) of Sanctions.
Section 5.11    Anti-Corruption Laws. Borrower shall not directly or, to the knowledge of Borrower, indirectly use the proceeds of any Borrowing for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, and, to the extent applicable, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.
ARTICLE 6.
DEFAULTS
Section 6.01    Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing:
(a)    the Borrower shall fail to pay when due any principal of any Loan, or shall fail to pay within five Business Days of the due date thereof any interest on any Loan, any fees or any other amount payable hereunder;
(b)    the Borrower shall fail to observe or perform any covenant contained in Sections 5.05 through 5.09, inclusive;

(c)    the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Borrower by the Agent at the request of any Bank;
(d)    any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);
(e)    (i) the Borrower or any of its Subsidiaries shall default in the payment (whether at stated maturity, upon acceleration, upon required prepayment or otherwise), beyond any period of grace provided therefor, of any principal or interest of principal in respect of any Material Debt or (ii) any other breach or default (or other event or condition, other than (x) any offer of prepayment (mandatory or optional) or payment upon acceptance of the offer; (y) Borrower’s exercise of an optional right to prepay, redeem, purchase or defease or (z) a scheduled mandatory prepayment), beyond any period of grace provided therefor, shall occur under any agreement, indenture or instrument relating to any Material Debt, if the effect of such breach or default (or such other event or conditions) is to cause such Material Debt to become or be declared due and payable, or required to be prepaid, redeemed, purchased or defeased, prior to its stated maturity;
(f)    the Borrower or any of its Significant Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;
(g)    an involuntary case or other proceeding shall be commenced against the Borrower or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect;
(h)    the Borrower or any Subsidiary, with respect to any Plan, shall (i) engage in any nonexempted “prohibited transaction,” as defined in Sections 406 and 408 of ERISA and Section 4975 of the Internal Revenue Code, (ii) fail to comply with the Pension Funding Rules, (iii) terminate or permit the termination of any “employee pension benefit plan,” as defined in Section 3 of ERISA, in a manner which shall result in the imposition of a Lien on the property of the Borrower or such Subsidiary pursuant to Section 4068 of ERISA or (iv) engage in a “withdrawal” or “partial withdrawal,” as defined in Section 4203 or 4205 of ERISA, from a “multiemployer plan,” as defined in Section 4001(a)(3) of ERISA, provided that no occurrence described in this Section 6.01(h) shall constitute an Event of Default unless the aggregate outstanding liability of the Borrower and its Subsidiaries which has resulted from all such occurrences, plus the aggregate outstanding amount secured by all such Liens shall exceed $250,000,000 (or its equivalent in any other currency); or

(i)    a judgment or order for the payment of money in excess of $250,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), shall be rendered against the Borrower or any of its Subsidiaries and (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 60 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;
then, and in every such event, the Agent shall, if requested by the Required Banks, (i) by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) by notice to the Borrower declare the unpaid principal amount of all outstanding Loans (together with accrued interest thereon and all other fees pursuant to Section 2.07 or 2.12 owing or payable hereunder) to be, and the unpaid principal amount of all outstanding Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (f) or (g) above with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the unpaid principal amount of all outstanding Loans (together with accrued interest thereon and all other fees pursuant to Section 2.07 or 2.12 owing or payable hereunder) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
Section 6.02    Notice of Default. The Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.
Section 6.03    Application of Funds. After the exercise of remedies provided herein or at law (or after the Loans have automatically become immediately due and payable as set forth in Section 6.01), any amounts received on account of the Borrower’s obligations hereunder will, subject to Section 2.18, be applied by the Agent in the following order:
First, to payment of that portion of such obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Agent and amounts payable under Section 2.14 and Section 8.03) payable to the Agent in its capacity as such;
Second, to payment of that portion of such obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Banks (including fees, charges and disbursements of counsel to the respective Banks and amounts payable under Section 2.14 and Section 8.03), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of such obligations constituting accrued and unpaid interest on the Loans, ratably among the Banks in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of such obligations constituting unpaid principal of the Loans, ratably among the Banks in proportion to the respective amounts described in this clause Fourth held by them;
Last, the balance, if any, after all of such obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

ARTICLE 7.
THE AGENT, THE ARRANGERS, THE CO-DOCUMENTATION AGENTS
AND THE CO-SYNDICATION AGENTS
Section 7.01    Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes, if any, as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.
Section 7.02    Agent and Affiliates. Bank of America shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Bank of America and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent hereunder. The Banks acknowledge that, pursuant to such activities, Bank of America or its affiliates may receive information regarding the Borrower or its affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Bank and may exercise such rights and powers as though it were not the Agent, and the terms “Bank” and “Banks” include Bank of America in its individual capacity.
Section 7.03    Exculpatory Provisions. The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Banks (or such other number or percentage of the Banks as shall be expressly provided for herein or in the other Loan Documents); provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Bank in violation of any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its affiliates that is communicated to or obtained by the Person serving as the Agent or any of its branches or affiliates in any capacity.
Section 7.04    Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.
Section 7.05    Liability of Agent. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (a) with the consent or at the request of the Required Banks or all Banks (or such other number or percentage of the Banks as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 6.01 and 9.05), as the case may be, or (b) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment and in no event shall any such Person be liable for special, consequential, punitive or indirect damages. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Agent in writing by the Borrower or a Bank. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any other Loan Document or any borrowing hereunder; (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default; (iv) the satisfaction of any condition specified in Article 3 or elsewhere herein, except receipt of items required to be delivered to the Agent; or (v) the validity, enforceability, effectiveness, genuineness or sufficiency of this Agreement, the Notes, if any, or any other instrument or document furnished in connection herewith. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be required to initiate or conduct any litigation or collection proceedings under this Agreement or the Notes, if any. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.
Section 7.06    Indemnification. Each Bank shall, ratably in accordance with its Commitment (determined at the time such indemnification is sought), indemnify the Agent, its affiliates and their respective directors, officers, agent and employees (to the extent not reimbursed by the Borrower) from and against all Indemnified Liabilities, as defined in Section 9.03(b) (except such as result from such indemnitees’ gross negligence or willful misconduct; provided, however, that no action taken in accordance with directions of the Required Banks or, in the case of an action expressly requiring the consent of all of the Banks, with the directions of all of the Banks, shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section), that such indemnitees may suffer or incur in connection with this Agreement or as a result of any action taken or omitted by such indemnitees hereunder. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share (determined at the time such reimbursement is sought) of any costs or out-of-pocket expenses (including reasonable fees and expenses of counsel, including the allocated costs of internal legal services) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the repayment of all Loans and the resignation of the Agent.
Section 7.07    Non-Reliance. Each Bank expressly acknowledges that none of the Agent nor any Arranger, any Co-Documentation Agent or any Co-Syndication Agent has made any representation or warranty to it, and that no act by the Agent, any Arranger, any Co-Documentation Agent or any Co-Syndication Agent hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of the Borrower or any affiliate thereof, shall be deemed to constitute any representation or warranty by the Agent, any Arranger, any Co-Documentation Agent or any Co-Syndication Agent to any Bank as to any matter, including whether the Agent, any Arranger, any Co-Documentation Agent or any Co-Syndication Agent have disclosed material information in their (or their Related Parties’) possession. Each Bank represents to the Agent, the Arranger, the Co-Documentation Agents and the Co-Syndication

Agents that it has, independently and without reliance upon the Agent, any Arranger, any Co-Documentation Agent, any Co-Syndication Agent, any other Bank or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Bank also acknowledges that it will, independently and without reliance upon the Agent, any Arranger, any Co-Documentation Agent, any Co-Syndication Agent, any other Bank or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Bank for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Bank, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Bank agrees not to assert a claim in contravention of the foregoing. Each Bank represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
Section 7.08    Successor Agent. The Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right, with the consent of the Borrower (not to be unreasonably withheld), to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall thereafter be discharged from its duties and obligations hereunder. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.
Section 7.09    Agent’s Fee. The Borrower shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Agent.
Section 7.10    Arrangers, Co-Documentation Agents and Co-Syndication Agents. Nothing in this Agreement shall impose on any Arranger, Co-Documentation Agent or Co-Syndication Agent, in its capacity as such, any duties or obligations whatsoever, nor shall any Arranger, Co-Documentation Agent or Co-Syndication Agent, in its capacity as such, be deemed to have any fiduciary relationship with any Bank.
Section 7.11    Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a “Notice of Default”. In the event that the Agent receives such a notice of the occurrence of a Default or Event of

Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall (subject to Section 7.05 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks.
Section 7.12    Certain ERISA Matters.
(a)    Each Bank (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:
(i)    such Bank is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement;
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;
(iii)    (A) such Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Bank.
(b)    In addition, unless either (1) clause (i) in the immediately preceding subsection (a) is true with respect to a Bank or (2) a Bank has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding subsection (a), such Bank further (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Agent is not a fiduciary with respect to the assets of such Bank involved in such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
Section 7.13    Recovery of Erroneous Payments.
Without limitation of any other provision in this Agreement, if at any time the Agent makes a payment hereunder in error to any Bank, whether or not in respect of an obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Bank receiving a Rescindable Amount severally agrees to repay to the Agent forthwith on demand the Rescindable Amount received by such Bank in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation. Each Bank irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Agent shall inform each Bank promptly upon determining that any payment made to such Bank comprised, in whole or in part, a Rescindable Amount.
ARTICLE 8.
CHANGE IN CIRCUMSTANCES
Section 8.01    Inability to Determine Rates.
(a) If in connection with any request for a Term SOFR Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 8.01(b), and the circumstances under clause (i) of Section 8.01(b) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Agent or the Required Banks determine that for any reason that Term SOFR for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Banks of funding such Loan, the Agent will promptly so notify the Borrower and each Bank.
Thereafter, (x) the obligation of the Banks to make or maintain Term SOFR Loans, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Agent (or, in the case of a determination by the Required Banks described in clause (ii) of this Section 8.01(a), until the Agent upon instruction of the Required Banks) revokes such notice.
Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, or conversion to, or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein and (ii) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period.

(b)    Replacement of Term SOFR or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Banks notify the Agent (with, in the case of the Required Banks, a copy to the Borrower) that the Borrower or Required Banks (as applicable) have determined, that:
(i)    adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)    CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of Dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Agent, that will continue to provide such representative interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”);
then, on a date and time determined by the Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR for any payment period for interest calculated that can be determined by the Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”).
If the Successor Rate is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.
Notwithstanding anything to the contrary herein, (i) if the Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 8.01(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 8.01 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such benchmark. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. (New York City time) on the fifth Business Day after the Agent shall have posted such proposed amendment to all Banks and the Borrower unless, prior to such time, Banks comprising the Required Banks have delivered to the Agent written notice that such Required Banks object to such amendment.
The Agent will promptly (in one or more notices) notify the Borrower and each Bank of the implementation of any Successor Rate.
Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Agent.
Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 0.00%, the Successor Rate shall be deemed to be 0.00% for the purposes of this Agreement and the other Loan Documents.
In connection with the implementation of a Successor Rate, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Banks reasonably promptly after such amendment becomes effective.
For purposes of this Section 8.01, those Banks that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Banks.
Section 8.02    Illegality. If, on or after the date of this Agreement, the adoption of any applicable Law, rule or regulation, or any change in any applicable Law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Loans whose interest rate is determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR or Term SOFR and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, (a) the obligation of such Bank to make or continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended and (b) if such notice asserts the illegality of such Bank making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Bank shall, if necessary to avoid such illegality, be determined by the Agent without reference to the Term SOFR component of the Base Rate, in each case until such Bank notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Term SOFR Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Term SOFR Loan, together with accrued interest thereon. Concurrently with prepaying each such Term SOFR Loan, the Borrower shall, subject to Section 2.01, borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Term SOFR Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

Section 8.03    Increased Cost and Reduced Return.
(a)    If on or after the date hereof in the case of any Loan or any obligation to make Loans, the adoption of any applicable Law, rule or regulation, or any change in any applicable Law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority:
(i)    shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Term SOFR Loans, its Note, if any, or its obligation to make Term SOFR Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Term SOFR Loans or any other amounts due under this Agreement in respect of its Term SOFR Loans or its obligation to make Term SOFR Loans (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank’s principal executive office or Lending Office is located) and except for any U.S. federal withholding taxes imposed under FATCA; or
(ii)    shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, or insurance assessment or shall impose on any Bank (or its Lending Office) any other condition affecting its Term SOFR Loans, its Note, if any, or its obligation to make Term SOFR Loans;
and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making, converting to, continuing or maintaining any Term SOFR Loan (or maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Note, if any, with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.
(b)    If any Bank shall have determined that, after the date hereof the adoption of any applicable Law, rule or regulation regarding capital adequacy or liquidity requirements, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof or any request or directive regarding capital adequacy or liquidity requirements (whether or not having the force of law) of any such Governmental Authority has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank’s obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy and liquidity) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.
(c)    Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any

successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in law contemplated by the foregoing clauses (a) and (b) of this Section 8.03, regardless of the date enacted, adopted or issued.
(d)    Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.
Section 8.04    Base Rate Loans Substituted for Affected Term SOFR Loans. If (a) the obligation of any Bank to make, maintain or convert to Term SOFR Loans has been suspended pursuant to Section 8.02 or (b) any Bank has demanded compensation under Section 8.03 and the Borrower shall, by at least five Business Days’ prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:
(x)    all Loans which would otherwise be made, maintained or converted by such Bank as Term SOFR Loans shall be made, maintained or converted instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Term SOFR Loans of the other Banks), and
(y)    after each of its Term SOFR Loans has been repaid or converted, all payments of principal which would otherwise be applied to repay such Term SOFR Loans shall be applied to repay its Base Rate Loans instead.
ARTICLE 9.
MISCELLANEOUS
Section 9.01    Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or email transmission or similar writing) and shall be given to such party: (a) in the case of the Borrower or the Agent, at its address (or facsimile number (if any) or email address) set forth on Schedule 1.01(a), (b) in the case of any Bank, at its address (or facsimile number or email address) set forth in its Administrative Questionnaire or (c) in the case of any party, such other address (or facsimile number or email address) as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by mail, upon receipt, (ii) if given by facsimile transmission, when such facsimile is transmitted to the facsimile number specified in this Section and receipt of such facsimile is confirmed, either orally or in writing by return facsimile to the transmitting party at the facsimile number specified in this Section, by the party receiving such transmission, (iii) if given by email, upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article 2 or Article 8 shall not be effective until received.
Notwithstanding any other provision of this Section 9.01, in the case of any communication required by Section 5.01, in addition to the methods of delivery described above, any such communication may be delivered electronically by the posting of such financial statements, reports, officer’s certificates or other information to the Platform or, in the case of information required under Sections 5.01(a), (b), (f) and (g) only, such information (to the extent any such documents are included in material filed with the SEC), shall be deemed to have been delivered on the date (a) on which the Borrower posts such documents or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 1.01(a) (the “Posting Website”) or on the SEC’s website or (b) on which such documents are posted on the Borrower’s behalf on the Platform. Upon the initial establishment of the Platform, the Agent shall give notice to each Bank of the URL for the Posting Website in writing by mail or facsimile transmission as described above.
The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Bank, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Agent Party, as determined by a final nonappealable judgment of a court of competent jurisdiction.
Section 9.02    No Waivers; Enforcement. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Notwithstanding anything to the contrary contained herein or in any other document, instrument or agreements evidencing, securing or relating to this Agreement (together with this Agreement, collectively, the “Loan Documents”), the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Agent in accordance with Section 6.02 for the benefit of all the Banks; provided, however, that the foregoing shall not prohibit (a) the Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (b) any Bank from exercising setoff rights in accordance with Section 9.04, or (c) any Bank from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a bankruptcy or insolvency proceeding relative to the Borrower.
Section 9.03    Expenses; Indemnification.
(a)    The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses of the Agent, including reasonable and documented fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable and documented out-of-pocket expenses incurred by the Agent and each Bank, including reasonable and documented fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency, and other enforcement proceedings resulting therefrom.

(b)    The Borrower agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents, attorneys, employees and representatives of the foregoing (each an “Indemnitee”) and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses, including, without limitation, the reasonable and documented fees and disbursements of one firm of counsel for all Indemnitees in connection with indemnification claims arising out of the same facts or circumstances, taken as a whole, and, if reasonably necessary, one firm of counsel in each relevant jurisdiction and with respect to each relevant specialty for all such Indemnitees, taken as a whole, and, in the case of an actual or perceived conflict of interest, one additional firm of counsel to each group of similarly situated affected Indemnitees, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder (the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) relate to any claim not involving an act or omission of the Borrower or any of its subsidiaries or affiliates brought by an Indemnitee against another Indemnitee (other than against the Agent in its capacity as such), and further provided that no Indemnitee shall be indemnified for any U.S. federal withholding taxes imposed under FATCA. No Indemnitee shall be liable for any damages arising from the use by others of information or other materials obtained through internet, Posting Website or other similarly available electronic media in connection with the electronic posting of financial statements, certificates, reports or other information to a Posting Website as provided for in Section 9.01 hereof unless such Indemnitee has engaged in gross negligence or willful misconduct.
(c)    To the fullest extent permitted by applicable Law, no party hereto shall assert, and hereby waives, any claim against any other party hereto on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided that, nothing in this Section 9.03(c) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.03(b), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
Section 9.04    Sharing of Set-Off. Each Bank agrees that if it shall, by exercising any right of set-off, recoupment, counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest then due with respect to any Loans held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest then due with respect to any Loans held by such other Bank, the Bank receiving such proportionately greater payment (the “Benefited Bank”) shall purchase such participations in the Loans held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks pro rata; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Benefited Bank or is repaid in whole or in part by such Benefited Bank in good faith settlement of a pending or threatened avoidance claim, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery or settlement payment, but without interest; further provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under this Agreement. The Borrower agrees, to the fullest extent it may effectively do so under applicable Law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation. Notwithstanding the foregoing, in the event that any Defaulting Bank shall exercise any such right of setoff, recoupment, counterclaim or otherwise, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Bank from its other funds and deemed held in trust for the benefit of the Agent and the Banks, and (y) the Defaulting Bank shall provide promptly to the Agent a statement describing in reasonable detail the obligations under this Agreement owing to such Defaulting Bank as to which it exercised such right of setoff, recoupment, counterclaim or otherwise.
Section 9.05    Amendments and Waivers. Any provision of this Agreement or the Notes, if any, may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall: (a) increase, decrease or extend the Commitment of any Bank (except for (i) a ratable decrease in the Commitments of all Banks, (ii) any increase in Commitments made pursuant to, and in compliance with, Sections 2.16 and 2.17, as applicable, and (iii) any extension made pursuant to, and in compliance with, Section 2.17) or subject any Bank to any additional obligation, without the written consent of such Bank; (b) reduce the principal of or rate of interest on any Loan or any fees or margins hereunder (subject to the second proviso to this Section 9.05), without the written consent of each Bank directly affected thereby (provided, however, that only the consent of the Required Banks shall be necessary (i) to amend the rate payable as default interest hereunder or to waive any obligation of the Borrower to pay interest at such default rate, or (ii) to amend Section 5.07 or 5.08 (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder); (c) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for the Termination Date (except pursuant to, and in compliance with, Section 2.17 hereof), without the written consent of each Bank directly affected thereby; (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, without the written consent of each Bank; (e) consent to the assignment or transfer by the Borrower of any of its rights or obligations under this Agreement, without the written consent of each Bank; or (f) amend, modify or waive Section 6.03, Section 9.04 or this Section 9.05 without the written consent of each Bank; provided further, however, that the Fee Letter and any other fee letter relating hereto may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Bank shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Banks or each affected Bank may be effected with the consent of the applicable Banks other than Defaulting Banks), except that (x) the Commitment of any Defaulting Bank may not be increased or extended nor principal amounts owing to such Defaulting Bank forgiven or reduced, or the final maturity thereof extended without the consent of such Bank and (y) any waiver, amendment or modification requiring the consent of all Banks or each affected Bank that by its terms affects any Defaulting Bank disproportionately adversely relative to other affected Banks shall require the consent of such Defaulting Bank.

Section 9.06    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Bank, and no Bank may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Assignee in accordance with the provisions of subsection (c) and (d) of this Section, (ii) by way of participation in accordance with the provisions of subsection (b) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) or (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (b) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Any Bank may at any time grant to one or more banks, Approved Funds or other institutions (other than a Defaulting Bank or any of its Subsidiaries, or any Person who, upon becoming a Bank hereunder, would constitute a Defaulting Bank) (each a “Participant”) participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (a), (b) or (c) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 and Section 2.14 with respect to its participating interest to the same extent as if it were a Bank (and it being understood that the documentation required under Section 2.14 shall be required to be delivered to the participating Bank); provided that such Participant shall not be entitled to receive any greater payment under Section 2.14, with respect to any participation, than its participating Bank would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b). Each Bank that sells a participating interest shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the obligations under this Agreement (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations hereunder) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each Person whose name is recorded in the Participant Register as the owner of such participating interest for all purposes of this Agreement notwithstanding any notice to the contrary.

For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
(c)    Any Bank may at any time assign to one or more banks, Approved Funds or other institutions (other than a Defaulting Bank or any of its Subsidiaries, or any Person who, upon becoming a Bank hereunder, would constitute a Defaulting Bank) (each an “Assignee”) all, or a proportionate part of all, of its rights and obligations under this Agreement and its Notes, if any, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit F hereto (an “Assignment and Assumption Agreement”) executed by such Assignee and such transferor Bank, with and subject to the subscribed consents of the Agent and (so long as an Event of Default has not occurred and is continuing) the Borrower, which consents shall not be unreasonably withheld or delayed; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within ten (10) Business Days after having received notice thereof; provided further that no interest may be assigned by a Bank pursuant to this subsection (c) in an amount less than $15,000,000 unless (A) such lesser amount constitutes all of such assigning Bank’s Commitment, or (B) the Agent and (so long as an Event of Default has not occurred and is continuing) the Borrower, in its sole discretion, otherwise consent to a lesser amount. Notwithstanding the foregoing, if an Assignee is an affiliate of a Bank or a Bank, (x) the subscribed consents of the Borrower and the Agent shall not be required and (y) the limitations set forth above shall not be applicable. In all cases, any assignment to any Approved Fund requires the consent of the Borrower, which shall not be unreasonably withheld or delayed; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within ten (10) Business Days after having received notice thereof. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent (and, in the case of an assignment covering all of the assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto) and no further consent or action by any party shall be required, but the transferor Bank shall continue to be entitled to the benefits of Article 8 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. Except as otherwise provided herein, in connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,500, unless waived by the Agent in its sole discretion. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.14.
The Agent, acting solely for this purpose as an Agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Agent’s principal office a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amounts of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register as to the identity of the Banks and their respective Commitments shall be conclusive absent manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Bank as a Defaulting Bank. The Register shall be available for inspection by the Borrower and any Bank, at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to this Agreement is pending, any Bank wishing to consult with other Banks in connection therewith may request and receive from the Agent a copy of the Register.
(d)    In connection with any assignment of rights and obligations of any Defaulting Bank hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Bank, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Bank to the Agent or any Bank hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in proportion to its Commitment. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Bank hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Bank for all purposes of this Agreement until such compliance occurs.
(e)    Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and its Note, if any, to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.
(f)    No Assignee, Participant or other transferee of any Bank’s rights shall be entitled to receive any greater payment under Section 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower’s prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.
(g)    Notwithstanding anything to the contrary contained herein, any Bank that is an Approved Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for the holders of obligations owed, or securities issued, by such Approved Fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Bank in compliance with the other provisions of Section 9.06(c), (i) no such pledge shall release the pledging Bank from any of its obligations under this Agreement and (ii) such trustee shall not be entitled to exercise any of the rights of a Bank under this Agreement, including but not limited to rights to approve amendments, waivers or other modifications of any provision of this Agreement, even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.
(h)    No such assignment shall be made (A) to the Borrower or any of the Borrower’s affiliates or Subsidiaries, (B) to any Defaulting Bank or any of its Subsidiaries, or any Person who, upon becoming a Bank hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).

Section 9.07    Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any “margin stock” (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.
Section 9.08    Replacement of Banks. (a) If any Bank requests compensation under Section 8.03, or if the obligation of any Bank to make Term SOFR Loans has been suspended pursuant to Section 8.02, or if any Bank is a Defaulting Bank, or if any Bank is a Non-Extending Bank for any extension of the Termination Date, then the Borrower may, at its sole expense and effort, upon notice to such Bank and the Agent, require such Bank to assign and delegate without unreasonable delay, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.06), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Bank, if a Bank accepts such assignment), provided that:
(i)    the Borrower shall have paid to the Agent the assignment fee specified in Section 9.06(c) (except as otherwise provided herein); provided that any Defaulting Bank shall pay to the Agent the assignment fee specified in Section 9.06(c);
(ii)    such Bank shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including any amounts under Section 2.13) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation by a Bank under Section 8.03, such assignment will result in a reduction in such compensation or payments that would otherwise result thereafter; and
(iv)    such assignment does not conflict with applicable Laws.
A Bank shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
(b)    In the event any Bank fails to approve any amendment, waiver or consent requested by the Borrower pursuant to Section 9.05 that has received the written approval of not less than the Required Banks but also requires the approval of such Bank (any such Bank, a “Restricted Bank”), so long as no Default or Event of Default shall have occurred and be continuing and the Borrower has obtained a commitment (in an amount not less than the entire amount of such Restricted Bank’s Commitment) from one or more Banks or Assignees to become a Bank for all purposes hereunder (such Bank or Banks referred to as the “Replacement Bank”), the Borrower may cause such Restricted Bank to be replaced by, and to assign all its rights and obligations under this Agreement (including its Commitment and its outstanding Loans) pursuant to Section 9.06 to, such Replacement Bank. Such Restricted Bank agrees to execute and to deliver to the Agent one or more Assignment and Assumption Agreements with such Replacement Bank as provided in Section 9.06 upon payment at par of all principal, accrued interest, accrued fees and other amounts accrued or owing under this Agreement to such Restricted Bank, and such Replacement Bank shall pay to the Agent the assignment fee specified in Section 9.06(c) in connection with such assignment. The Restricted Bank making such assignment will be entitled to compensation for any expenses or other amounts which would be owing to such Restricted Bank pursuant to any indemnification provision hereof (including, if applicable, Section 2.12) as if the Borrower had prepaid the Loans of such Bank (and terminated its Commitment, if applicable) rather than such Restricted Bank having assigned its interest hereunder.
(c)    In each case of clause (a) and (b) above, the Agent shall distribute an amended schedule of Commitments, which shall be deemed incorporated into this Agreement, to reflect changes in the identities of the Banks and adjustments of their respective Commitments and/or shares thereof resulting from any such replacement.
(d)    This section shall supersede any provision in Section 9.05 to the contrary.
Section 9.09    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
(a)    This Agreement and each Note and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court, in each case, sitting in New York City, Borough of Manhattan, for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
(b)    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 9.10    Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.
Section 9.11    Confidentiality. Each Bank agrees to exercise all reasonable efforts to keep any Information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than Persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Bank from disclosing such Information (a) to any of its affiliates or any other Bank or affiliate thereof, (b) to its officers, directors, employees, agents, attorneys and accountants who have a need to know such Information in accordance with customary banking practices and who receive such Information having been made aware of the restrictions set forth in this Section, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank or its affiliates, (e) as required by any applicable Law, rule or regulation, (f) to any other Person if reasonably necessary to the administration of the credit facility provided herein, (g) which has been publicly disclosed, (h) to the extent reasonably required in connection with any litigation to which the Agent, any Bank, the Borrower or their respective affiliates may be a party, (i) to the extent reasonably required in connection with the exercise of any remedy hereunder, (j) to such Bank’s legal counsel and independent auditors, (k) with the prior written consent of the Borrower, (l) subject to an agreement containing provisions substantially the same as those of this Section 9.11 (i) to any actual or proposed Participant or Assignee of all or part of its rights hereunder, or (ii) to any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (m) on a confidential basis to (i) any rating agency in connection with rating the Borrower or the credit facility provided hereunder, or (ii) the provider of any Platform or other electronic delivery service used by the Agent, to deliver Borrower Materials or notice to the Banks, (n) to the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring CUSIP numbers or other market identifiers in respect to the credit facilities provided hereunder, (o) to the extent required by a potential or actual insurer or reinsurer in connection with providing insurance, reinsurance or credit risk mitigation coverage under which payments are to be made or may be made by reference to this Agreement or (p) to the extent such Information (x) becomes available to the Agent or any Bank or any of their respective affiliates on a nonconfidential basis from a source other than the Borrower or (y) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section 9.11. In addition, the Agent and the Banks may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agent and the Banks in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or any Subsidiary thereof or any of their respective business, other than any such information that is available to the Agent or any Bank on a nonconfidential basis prior to disclosure by the Borrower, provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential.
For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules or regulations to a governmental, regulatory or self-regulatory authority without any notification to any person.
Section 9.12    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Agent, the Arrangers and the Banks are arm’s-length commercial transactions between the Borrower and its affiliates, on the one hand, and the Agent, the Arrangers and the Banks, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Agent, the Arrangers and the Banks is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its affiliates, or any other Person and (B) neither the Agent, any Arranger nor any Bank has any obligation to the Borrower or any of its affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agent, the Arrangers, the Banks and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its affiliates, and neither the Agent nor any Arranger nor any Bank has any obligation to disclose any of such interests to the Borrower or any of its affiliates.
Section 9.13    Electronic Execution; Electronic Records; Counterparts.
This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the parties hereto and each of the Agent and each Bank agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into .pdf format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Agent and each of the Banks may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Agent is not under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Agent has agreed to accept such Electronic Signature, the Agent and each of the Banks shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any party hereto and/or any Bank without further verification and (b) upon the request of the Agent or any Bank, any Electronic Signature shall be promptly followed by such manually executed counterpart.
The Agent shall not be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Agent shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
The Borrower and each Bank hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement and any other Loan Document based solely on the lack of paper original copies of this Agreement and such other Loan Document, and (ii) any claim against the Agent and each Bank for any liabilities arising solely from the Agent’s and/or any Bank’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 9.14    USA PATRIOT Act Notice. Each Bank that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Bank) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank or the Agent, as applicable, to identify the Borrower in accordance with the Act. The Borrower shall, promptly following a request by the Agent or any Bank, provide all documentation and other information that the Agent or such Bank requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
Section 9.15    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Bank that is an Affected Financial Institution arising under this Agreement, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Bank that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 9.16    Acknowledgement Regarding Any Supported QFCs. To the extent that this Agreement provide support, through a guarantee or otherwise, for any “swap” or hedging agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that this Agreement and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the

Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Bank shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 9.16, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Five-Year Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:
TARGET CORPORATION
By:	/s/ Matthew J. Goldberg
Name:	Matthew J. Goldberg
Title:	Vice President and Assistant Treasurer
TARGET CORPORATION
Five-Year Credit Agreement
Signature Page

AGENT:
BANK OF AMERICA, N.A.
By:	/s/ Don B. Pinzon
Name:	Don B. Pinzon
Title:	Vice President
TARGET CORPORATION
Five-Year Credit Agreement
Signature Page

BANKS:
BANK OF AMERICA, N.A.
By:	/s/ J. Casey Cosgrove
Name:	J. Casey Cosgrove
Title:	Managing Director
TARGET CORPORATION
Five-Year Credit Agreement
Signature Page

CITIBANK, N.A.
By:	/s/ Michael Vondriska
Name:	Michael Vondriska
Title:	Vice President
TARGET CORPORATION
Five-Year Credit Agreement
Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ Carl Hinrichs
Name:	Carl Hinrichs
Title:	Managing Director
TARGET CORPORATION
Five-Year Credit Agreement
Signature Page

JPMORGAN CHASE BANK, N.A.
By:	/s/ James Kyle O’Donnell
Name:	James Kyle O’Donnell
Title:	Vice President
TARGET CORPORATION
Five-Year Credit Agreement
Signature Page

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Peter Hale
Name:	Peter Hale
Title:	Senior Vice President
TARGET CORPORATION
Five-Year Credit Agreement
Signature Page

BARCLAYS BANK PLC
By:	/s/ Christopher M. Aitkin
Name:	Christopher M. Aitkin
Title:	Director
TARGET CORPORATION
Five-Year Credit Agreement
Signature Page

DEUTSCHE BANK AG NEW YORK BRANCH
By:	/s/ Marko Lukin
Name:	Marko Lukin
Title:	Director

By:	/s/ Alison Lugo
Name:	Alison Lugo
Title:	Vice President
TARGET CORPORATION
Five-Year Credit Agreement
Signature Page

GOLDMAN SACHS BANK USA
By:	/s/ Ananda DeRoche
Name:	Ananda DeRoche
Title:	Authorized Signatory
TARGET CORPORATION
Five-Year Credit Agreement
Signature Page

HSBC BANK USA, NATIONAL ASSOCIATION
By:	/s/ Catherine Dong
Name:	Catherine Dong
Title:	Director
TARGET CORPORATION
Five-Year Credit Agreement
Signature Page

MIZUHO BANK, LTD.
By:	/s/ Tracy Rahn
Name:	Tracy Rahn
Title:	Managing Director
TARGET CORPORATION
Five-Year Credit Agreement
Signature Page

ROYAL BANK OF CANADA
By:	/s/ Emily Grams
Name:	Emily Grams
Title:	Authorized Signatory
TARGET CORPORATION
Five-Year Credit Agreement
Signature Page

SUMITOMO MITSUI BANKING CORPORATION
By:	/s/ Cindy Hwee
Name:	Cindy Hwee
Title:	Executive Director
TARGET CORPORATION
Five-Year Credit Agreement
Signature Page

THE TORONTO-DOMINION BANK, NEW YORK BRANCH
By:	/s/ Victoria Roberts
Name:	Victoria Roberts
Title:	Authorized Signatory
TARGET CORPORATION
Five-Year Credit Agreement
Signature Page

THE BANK OF NOVA SCOTIA
By:	/s/ Paul Stein
Name:	Paul Stein
Title:	Director
TARGET CORPORATION
Five-Year Credit Agreement
Signature Page

MORGAN STANLEY BANK, N.A.
By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory
TARGET CORPORATION
Five-Year Credit Agreement
Signature Page

STATE STREET BANK AND TRUST COMPANY
By:	/s/ David Helfer
Name:	David Helfer
Title:	Vice President
TARGET CORPORATION
Five-Year Credit Agreement
Signature Page

FIRST HAWAIIAN BANK
By:	/s/ Stephen Agnew-Miller
Name:	Stephen Agnew-Miller
Title:	Vice President
TARGET CORPORATION
Five-Year Credit Agreement
Signature Page

EXHIBIT A
FORM OF NOTE

[__________, __________]

For value received, Target Corporation, a Minnesota corporation (the “Borrower”), promises to pay to the order of ________________ or registered assigns (the “Bank”), for the account of its Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below in accordance with the provisions of the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is repaid in full, at such interest rates and at such times as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Bank of America, N.A., Two Bryant Park, 1100 Avenue of the Americas, Mail Code: NY1-540-07-10, New York, New York 10036. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.
All Loans made by the Bank, the respective types thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.
This note is one of the Notes referred to in the Five-Year Credit Agreement dated as of August 14, 2026 among the Borrower, the Banks party thereto, the Co-Documentation Agents and Co-Syndication Agents listed therein and Bank of America, N.A., as Agent (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.
IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its authorized officer as of the day and year first above written.

TARGET CORPORATION
By:
Name:
Title:
A-1

Note (Cont’d)
LOANS AND PAYMENTS OF PRINCIPAL

Date	Principal Amount of Loan	Type of Loan	Amount of Principal Repaid	Termination Date	Notation Made By

A-2

EXHIBIT B
FORM OF COMMITMENT INCREASE AGREEMENT

Date: ___________________

Bank of America, N.A.
Attn: Agency Management
Two Bryant Park
1100 Avenue of the Americas
Mail Code: NY1-540-07-10
New York, New York 10036

Target Corporation
7000 Target Parkway North, NCF-0300
Brooklyn Park, Minnesota 55445
Attention: Senior Vice President and Treasurer

Ladies and Gentlemen:
We refer to the Five-Year Credit Agreement dated as of August 14, 2026 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Target Corporation, a Minnesota corporation (the “Borrower”), the Banks referred to therein, the Co-Documentation Agents and Co-Syndication Agents referred to therein and Bank of America, N.A., as Agent (in such capacity, the “Agent”). Terms defined in the Credit Agreement are used herein as therein defined.
This Commitment Increase Agreement is made and delivered pursuant to Section 2.16 of the Credit Agreement.
Subject to the terms and conditions of Section 2.16 of the Credit Agreement, _______________________________ (“Increasing Bank”) will increase its Commitment to an amount equal to $___________, on the Increased Commitment Date applicable to it. The Increasing Bank hereby confirms and agrees that with effect on and after such Increased Commitment Date, the Commitment of the Increasing Bank shall be increased to the amount set forth above, and the Increasing Bank shall have all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement with a Commitment in the amount set forth above.
Effective on the Increased Commitment Date applicable to it, the Increasing Bank (i) accepts and assumes from the assigning Banks, without recourse, such assignment of Loans as shall be necessary to effectuate the adjustments in the pro rata shares of Banks contemplated by Section 2.16 of the Credit Agreement, and (ii) agrees to fund on such Increased Commitment Date such assumed amounts of Loans to Agent for the account of the assigning Banks in accordance with the provisions of the Credit Agreement, in the amount notified to Increasing Bank by Agent.
THIS COMMITMENT INCREASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, NOTWITHSTANDING ITS EXECUTION OUTSIDE SUCH STATE.
B-1

IN WITNESS WHEREOF, Increasing Bank has caused this Commitment Increase Agreement to be duly executed and delivered in _____________, ______________, by its proper and duly authorized officer as of the day and year first above written.

[INCREASING BANK]
By:
Name:
Title:

CONSENTED TO as of ___________, 20___:

TARGET CORPORATION
By:
Name:
Title:
BANK OF AMERICA, N.A., as Agent
By:
Name:
Title:

B-2

EXHIBIT C
FORM OF ADDED BANK AGREEMENT

Date: ___________________

Bank of America, N.A.
Attn: Agency Management
Two Bryant Park
1100 Avenue of the Americas
Mail Code: NY1-540-07-10
New York, New York 10036

Target Corporation
1000 Nicollet Mall, TPS 1460
Minneapolis, MN 55403
Attention: Senior Vice President and Treasurer

Ladies and Gentlemen:
We refer to the Five-Year Credit Agreement dated as of August 14, 2026 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Target Corporation, a Minnesota corporation (the “Borrower”), the Banks referred to therein, the Co-Documentation Agents and Co-Syndication Agents referred to therein and Bank of America, N.A., as Agent (in such capacity, the “Agent”). Terms defined in the Credit Agreement are used herein as therein defined.
This Added Bank Agreement is made and delivered pursuant to Section 2.16 of the Credit Agreement.
Subject to the terms and conditions of Section 2.16 of the Credit Agreement, _________________________ (the “Added Bank”) will become a party to the Credit Agreement as a Bank, with a Commitment equal to $___________, on the Increased Commitment Date applicable to it. The Added Bank hereby confirms and agrees that with effect on and after such Increased Commitment Date, the Added Bank shall be and become a party to the Credit Agreement as a Bank and have all of the rights and be obligated to perform all of the obligations of a Bank thereunder with a Commitment in the amount set forth above.
Effective on the Increased Commitment Date applicable to it, the Added Bank (i) accepts and assumes from the assigning Banks, without recourse, such assignment of Loans as shall be necessary to effectuate the adjustments in the pro rata shares of the Banks contemplated by Section 2.16 of the Credit Agreement, and (ii) agrees to fund on such Increased Commitment Date such assumed amounts of Loans to Agent for the account of the assigning Banks in accordance with the provisions of the Credit Agreement, in the amount notified to the Added Bank by the Agent.
The following administrative details apply to the Added Bank:
(A) Lending Offices(s):

Bank name:
Address:

Attention:
	Telephone:	( )
	Facsimile:	( )
Bank name:
Address:

Attention:
	Telephone:	( )
	Facsimile:	( )
(B)	Notice Address:
Bank name:
Address:

Attention:
	Telephone:	( )
	Facsimile:	( )
(C)	Payment Instructions:
Account No.:
At:

Reference:
Attention:

THIS ADDED BANK AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, NOTWITHSTANDING ITS EXECUTION OUTSIDE SUCH STATE.

IN WITNESS WHEREOF, the Added Bank has caused this Added Bank Agreement to be duly executed and delivered in _____________, ______________, by its proper and duly authorized officer as of the day and year first above written.

[ADDED BANK]
By:
Name:
Title:

CONSENTED TO as of ___________, 20___:

TARGET CORPORATION
By:
Name:
Title:
BANK OF AMERICA, N.A., as Agent
By:
Name:
Title:

EXHIBIT D
FORM OF OPINION OF
IN-HOUSE COUNSEL FOR THE BORROWER

August 14, 2026
To the Banks and the Agent
Referred to Below
c/o Bank of America, N.A., as Agent

Target Corporation
Dear Ladies and Gentlemen:
I am the Vice President, Corporate Law & Assistant Corporate Secretary of Target Corporation, a Minnesota corporation (the “Borrower”), and I have acted as counsel to the Borrower in connection with the Five-Year Credit Agreement (the “Credit Agreement”) dated as of August 14, 2026 among the Borrower, the banks listed on the signature pages thereof (the “Banks”), the Co-Documentation Agents (the “Co-Documentation Agents”) and Co-Syndication Agents (the “Co-Syndication Agents”) listed therein and Bank of America, N.A., as Agent (in such capacity, the “Agent”). As such counsel, I, or the attorneys over whom I exercise supervision, have examined (i) the Amended and Restated Articles of Incorporation of the Borrower, as amended to date (the “Charter”); (ii) the By-laws of the Borrower, as amended to date (the “By-laws”, and together with the Charter, the “Organizational Documents”); and (iii) the corporate proceedings of the Borrower relating to the Credit Agreement. I, or the attorneys over whom I exercise supervision, have also examined certificates of public officials and have made such other examinations as we have deemed necessary to enable me to give the opinions herein expressed.
In our examination, I, and the attorneys over whom I exercise supervision, have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to, and authenticity of the originals of, all documents submitted to us as certified, photostatic or conformed documents. In such examination we have relied on certificates of public officials as to the incorporation, good standing and valid existence of the Borrower, and, as to matters of fact, upon inquiry of officers of the Borrower and the representations and warranties of the Borrower contained in the Credit Agreement.
All terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
Upon the basis of the foregoing, I am of the opinion that:
1.    The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where, in light of the nature of the business transacted or the property owned by it, such qualification is necessary, except in jurisdictions where the failure to be so qualified or in good standing would not reasonably be expected to result in a material adverse effect on the business, financial position or results of operations of the Borrower.
D-1

2.    The Credit Agreement and the Notes have been duly executed and delivered by Borrower to the Agent. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of Applicable Law or regulation or of any Organizational Document of the Borrower or of any agreement or instrument evidencing or governing Debt of the Borrower or any other material agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.
3.    Except as disclosed in the Borrower’s Form 10-K for the fiscal year ended January 31, 2026, there is no action, suit or proceeding pending against, or to the best of my knowledge threatened against, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which would reasonably be expected to materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries or which in any manner draws into question the validity of the Credit Agreement or the Notes.
I am a member of the bar of the State of Minnesota and the foregoing opinions are limited to the Applicable Laws of the State of Minnesota. As used in this opinion, “Applicable Laws” shall mean those laws, rules and regulations of the State of Minnesota which in my experience, without having made any special investigation as to the applicability of any specific law, rule or regulation, are normally applicable to transactions of the type contemplated by the Credit Agreement and the Notes, provided, that the term “Applicable Laws” shall not include securities or blue sky laws, fraudulent conveyance, fraudulent transfer or voidable transaction laws, antifraud laws or commodities laws or, in each case, any rules or regulations thereunder.
This opinion letter is delivered solely to the Banks, the Co-Documentation Agents, the Co-Syndication Agents and the Agent, and may not be relied upon by any other Person other than the addressees hereof, any successor or assignee of any addressee (including successive assignees), Faegre Drinker Biddle & Reath, LLP (who may rely upon this opinion as to matters of Minnesota law as if this opinion were addressed to such firm) and any Person who shall acquire a participation interest of any Bank (collectively, the “Reliance Parties”). This opinion letter may be relied upon only in connection with matters related to the Credit Agreement and then only as if it were delivered to the Reliance Party on the date hereof. My opinions herein shall not be quoted or otherwise included, summarized or referred to in any publication or document, in whole or in part, for any purposes whatsoever, or furnished to any Person other than a Reliance Party (or a Person considering whether to become a Reliance Party), except as may be required of any Reliance Party by Applicable Law or regulation or in accordance with any auditing or oversight function or request of regulatory agencies to which a Reliance Party is subject.
Very truly yours,
D-2

EXHIBIT E
FORM OF OPINION OF
FAEGRE DRINKER BIDDLE & REATH LLP

August 14, 2026

Bank of America, N.A.,
as Administrative Agent for the
Banks referred to below

The Banks who are parties to
the Credit Agreement referred
to below as of the date hereof

Ladies and Gentlemen:

We have acted as special counsel for Target Corporation, a Minnesota corporation (the “Borrower”), in connection with that certain Five-Year Credit Agreement (the “Credit Agreement”) dated as of August 14, 2026 among the Borrower, the banks listed on the signature pages thereof (the “Banks”), the Co-Documentation Agents (the “Co-Documentation Agents”) and the Co-Syndication Agents (the “Co-Syndication Agents”) listed therein and Bank of America, N.A., as administrative agent (in such capacity, the “Agent”). This opinion letter is being delivered to you pursuant to Section 3.01(d) of the Credit Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to those terms in the Credit Agreement.

We have made such examination of law and facts as we have deemed necessary as a basis for our opinions set forth below. In connection with such examination, we have reviewed originals or electronic copies of the Credit Agreement.

For purposes of this opinion letter:

“Actual Knowledge” means the conscious awareness by our Primary Lawyers at the time this opinion letter is delivered of facts or other information without any investigation except as expressly described herein.

“Primary Lawyers” means lawyers in this firm who have given substantive legal attention to representation of the Borrower in connection with this matter.

Based upon and subject to the foregoing and the assumptions, qualifications and exceptions set forth below, we are of the opinion that:

1.    The Credit Agreement constitutes a valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

2.    The execution and delivery by the Borrower of the Credit Agreement and the performance by the Borrower of its payment obligations under the Credit Agreement do not (a) violate any provision of statutory law or regulation of the United States of America or the State of New York applicable to the Borrower or (b) require the Borrower to obtain the consent or approval of, or make any filing with, the government of the United States of America or the State of New York or any department, commission or agency thereof under any provision of law or regulation of the United States of America or the State of New York applicable to the Borrower.

We hereby confirm to you that, to our Actual Knowledge, there is no litigation pending against the Borrower that challenges the validity of, or seeks to enjoin the consummation of the transactions effected by, the Credit Agreement.

ASSUMPTIONS, QUALIFICATIONS AND EXCEPTIONS

In rendering the foregoing opinions, we wish to advise you of the following additional assumptions, qualifications and exceptions to which such opinions are subject:

A.    As to the accuracy of certain factual matters, we have relied on representations made by the Borrower in the Credit Agreement, the assumptions set forth in this opinion letter, and certificates of officers of the Borrower reasonably believed by us to be appropriate sources of information, in each case without independent verification thereof or other investigation.

B.    This opinion letter is limited to (i) the laws of the State of New York, and (ii) the federal laws of the United States of America.

C.    We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including without limitation the enforceability of the governing law provisions contained in the Credit Agreement.

D.    We have relied, without investigation, upon the following assumptions: (i) natural persons who are involved on behalf of the Borrower have sufficient legal capacity to enter into and perform the transactions contemplated by the Credit Agreement and to carry out their role in such transactions; (ii) each party to the Credit Agreement has satisfied those legal requirements that are applicable to it to the extent necessary to make the Credit Agreement enforceable against it; (iii) each party to the Credit Agreement has complied with all legal requirements pertaining to its status (such as legal investment laws, foreign qualification statutes and business activity reporting requirements, including without limitation, to the extent applicable, the provisions of Minnesota Statutes Section 290.371) as such status relates to its rights to enforce the Credit Agreement against the Borrower; (iv) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; (v) there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence; (vi) the conduct of the parties to the Credit Agreement has complied with any requirement of good faith, fair dealing and conscionability; (vii) the Agent, the Banks and any representative acting for any of them in connection with the Credit Agreement have acted in good faith and without notice of any defense against the enforcement of any rights created by, or adverse claim to any property or security interest transferred or created as a part of, the Credit Agreement; (viii) there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Credit Agreement; (ix) all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies, constituting the law of any relevant jurisdiction are generally available (i.e., in terms of access and distribution following publication or other release) to lawyers practicing in such jurisdiction, and are in a format that makes legal research reasonably feasible; (x) the constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue unless a published decision in the relevant jurisdiction has specifically addressed but not resolved, or has established, its unconstitutionality or invalidity; (xi) documents reviewed by us (other than the Credit Agreement) would be enforced as written; (xii) the Borrower will not in the future take any discretionary action (including a decision not to act) permitted under the Credit Agreement that would result in a violation of law or constitute a breach or default under any other agreement or court order; (xiii) the Borrower will obtain all permits and governmental approvals required in the future, and will make all governmental filings and take all actions similarly required, relevant to subsequent consummation of the transactions contemplated by the Credit Agreement or performance of the Credit Agreement; and (xiv) all parties to the transactions contemplated by the Credit Agreement will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Credit Agreement.

E.    In rendering the opinions set forth herein, we have also assumed, without investigation, that (i) the Borrower is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the Borrower has the power and authority to execute, deliver and perform the Credit Agreement and to consummate the transactions contemplated thereby; (iii) the Credit Agreement has been duly authorized, executed and delivered by the Borrower; and (iv) the execution, delivery and performance by the Borrower of the Credit Agreement and the consummation by the Borrower of the transactions contemplated thereby did not and will not (A) violate or conflict with or require any consent, approval, filing, registration or notice under any statute, rule or regulation or any judgment, order, writ, injunction or decree of any court or governmental authority under the applicable law of any jurisdiction other than the laws of the State of New York or the federal laws of the United States of America, or (B) violate or result in a breach of or constitute a default or require any consent, approval or notice under the articles of incorporation or by-laws of the Borrower or any other agreement, contract, instrument or obligation to which the Borrower is a party or by which the Borrower or any of its assets is bound. We note that you have, to the extent you deemed advisable, received opinions with respect to certain of the foregoing matters from the Borrower’s Vice President, Corporate Law & Assistant Corporate Secretary.

F.    The opinions expressed above are limited to the specific issues addressed and to laws and facts existing on the date hereof. By rendering our opinions, we do not undertake to advise you with respect to any other matter or of any change in such laws or in the interpretation thereof, or of any change in facts, that may occur after the date hereof.

G.    The opinions expressed above are limited by the effect of bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance, voidable transactions, receivership, assignment for the benefit of creditors and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, and by general principles of equity.

H.    Without limiting any other qualifications set forth herein, the opinion expressed in paragraph 1 above is subject to the effect of generally applicable laws (including without limitation common law) that (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver; (ii) limit the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (iii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iv) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of or contribution to a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct or insofar as such provisions otherwise contravene public policy; (v) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; (vi) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs; (vii) may permit a party who has materially failed to render or offer performance required by a contract to cure that failure unless either permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it is important under the circumstances to the aggrieved party that performance occur by the date stated in the contract; (viii) may limit the enforceability of provisions restricting competition, the solicitation of customers or employees, the use or disclosure of information or other activities in restraint of trade; (ix) may require mitigation of damages; (x) limit the right of a creditor to use force or cause a breach of the peace in enforcing rights; or (xi) provide a time limitation after which rights may not be enforced (i.e., statutes of limitation).

I.    We express no opinion as to the enforceability or effect in the Credit Agreement of (i) any provision that provides for the payment of premiums upon mandatory prepayment or acceleration or of liquidated damages (whether or not denominated as such); (ii) any usury “savings” provision; (iii) any fraudulent transfer, fraudulent conveyance or voidable transactions “savings” provision; (iv) any provision that authorizes one party to act as attorney‑in‑fact for another party; (v) any agreement to submit to the jurisdiction of any particular court or other governmental authority (either as to personal jurisdiction or subject matter jurisdiction), any provision restricting access to courts (including without limitation agreements to arbitrate disputes), any waivers of the right to jury trial, any waivers of service of process requirements that would otherwise be applicable, any provision relating to evidentiary standards, any agreement that a judgment rendered by a court in one jurisdiction may be enforced in another jurisdiction, or any provision otherwise affecting the jurisdiction or venue of courts; (vi) any provision waiving or otherwise modifying legal or equitable defenses or other procedural, judicial or substantive rights, such as rights to damages, rights to counterclaim or set‑off, the application of statutes of limitation and rights to notice; (vii) any provision that provides for set‑off or similar rights; (viii) any provision that provides for rights or remedies upon a change in composition of the board of directors (or comparable governing body) of any party; (ix) any provision that imposes increased interest rates or late payment charges upon overdraft, delinquency in payment or default, or provides for the compounding of interest or the payment of interest on interest; or (x) any provision for fees, to the extent such fees are (A) considered to be fees for the brokerage, soliciting, driving or procuring of a loan or forbearance and exceed the amount provided for in the New York General Obligations Law Section 5-531, if applicable, or (B) not in compliance with NY CLS Fin Serv §§ 801-812, if applicable.

J.    We express no opinion as to the enforceability in the Credit Agreement of any provision whereby the Borrower acknowledges the power of any regulatory authority to reduce, convert, modify or cancel any liabilities of the Agent or any Bank to the Borrower as part of a so-called “bail-in” proceeding or agrees to be bound by any such reduction, conversion, modification or cancellation, or as to the enforceability of the Borrower’s obligations under the Credit Agreement if the Agent or any Bank becomes the subject of a bail-in proceeding.

K.    The opinion expressed in paragraph 1 above is subject to the qualification that certain other provisions of the Credit Agreement addressed therein may be further limited or rendered unenforceable by applicable laws, but in our opinion such laws do not render the Credit Agreement invalid as a whole or preclude the practical realization of the principal benefits purported to be provided thereby.

L.    We express no opinion as to the enforceability or effect of any agreement, instrument or undertaking (including without limitation any statutory undertaking) other than the Credit Agreement notwithstanding any provision in the Credit Agreement requiring that the Borrower perform or cause any other person to perform its obligations under, or stating that any action will be taken as provided in or in accordance with, or otherwise incorporating by reference, such agreement, instrument or undertaking.

M.    In rendering the opinions expressed herein, we have only considered the applicability of statutes, judicial and administrative decisions, rules and regulations that a lawyer in the relevant jurisdiction exercising customary professional diligence would reasonably recognize as being directly applicable to general business organizations that are not engaged in regulated business activities and to transactions involving such organizations of the type effected pursuant to the Credit Agreement.

N.    The opinions expressed above does not address any of the following legal issues: (i) securities laws and regulations, the rules and regulations of securities exchanges, and laws and regulations relating to commodity (and other) futures and indices, swaps, security-based swaps and other similar instruments (and activities related thereto), including without limitation all laws and regulations administered by one or both of the Securities and Exchange Commission and the Commodity Futures Trading Commission; (ii) Federal Reserve Board margin regulations; (iii) pension and employee benefit laws and regulations (e.g., ERISA); (iv) antitrust and unfair competition laws and regulations; (v) laws and regulations concerning filing and notice requirements (e.g., the Hart‑Scott‑Rodino Antitrust Improvements Act, as amended), other than requirements applicable to charter‑related documents such as certificates of merger; (vi) laws, regulations, directives and executive orders restricting transactions with, or freezing or otherwise controlling assets of, designated foreign persons, governing investments by foreign persons in the United States or otherwise relating to terrorism, money laundering or national security; (vii) compliance with fiduciary duty, conflict‑of‑interest and information disclosure requirements; (viii) the statutes and ordinances, administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level) and judicial decisions to the extent that they deal with the foregoing; (ix) environmental laws and regulations; (x) land use and subdivision laws and regulations; (xi) tax laws and regulations; (xii) intellectual property laws and regulations; (xiii) racketeering laws and regulations (e.g., RICO); (xiv) health and safety laws and regulations (e.g., OSHA); (xv) labor laws and regulations; (xvi) laws, regulations, directives, orders and policies concerning national and local emergency (e.g., the International Emergency Economic Powers Act, as amended), possible judicial deference to acts of sovereign states, and criminal and civil forfeiture laws; (xvii) other statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes); and (xviii) consumer protection laws.

This opinion letter is being furnished to the addressees hereof in connection with the consummation of the transactions effected pursuant to the Credit Agreement and may not be used for any other purpose or relied on by or assigned, published or communicated to any other person without our prior written consent in each instance. We hereby consent to delivery of copies of this opinion letter (i) to any person who becomes an assignee of or participant in any rights or obligations of the Banks under the Credit Agreement in accordance with the terms of the Credit Agreement, or any such prospective assignee or participant, (ii) to any person who serves as counsel to an addressee hereof or any such actual or prospective assignee or participant, (iii) to any ratings agency involved in the securitization of the loans, (iv) to any regulator or auditor of any addressee hereof or any assignee thereof permitted to rely on this opinion letter pursuant to the conditions set forth herein, and (v) as required by law or pursuant to the order of any court or governmental authority, in each case on the condition and understanding that, except as provided below with respect to any such actual assignee, (x) such disclosure is made solely to enable any person to whom disclosure is made to be informed that an opinion letter has been rendered and to be made aware of its terms, but not for the purpose of reliance, and (y) we assume no duty or liability to any such person. We hereby further consent to reliance on this opinion letter by any such actual assignee to the same extent as the addressees hereof as if this opinion letter had been addressed and delivered to such assignee on the date hereof on the condition and understanding that (x) we assume no responsibility or obligation to consider the applicability or the correctness of this opinion letter to any person other than the addressees hereof, (y) any such reliance by an assignee must be actual and reasonable under the circumstances existing at the time of such assignment, including any circumstances relating to changes in law or to facts or other developments known to or reasonably knowable by such assignee at such time, and (z) in no event shall any assignee have any greater rights with respect to this opinion letter than did its assignor. In furtherance and not in limitation of the foregoing, our consent to such reliance shall in no event constitute a reissuance of the opinions expressed herein or otherwise extend any statute of limitations period applicable hereto on the date hereof.

Very truly yours,

FAEGRE DRINKER BIDDLE & REATH LLP

EXHIBIT F
FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
ASSIGNMENT AND ASSUMPTION AGREEMENT
AGREEMENT dated as of _________, ____ among [ASSIGNOR] (the “Assignor”), [and] [ASSIGNEE] (the “Assignee”), [and TARGET CORPORATION (the “Borrower”)].
WITNESSETH
WHEREAS, this Assignment and Assumption Agreement (this “Agreement”) relates to the Five-Year Credit Agreement dated as of August 14, 2026 among the Borrower, the Assignor and the other Banks party thereto, as Banks, the Co-Documentation Agents and Co-Syndication Agents listed therein, and Bank of America, N.A., as Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower for an aggregate principal amount at any time outstanding not to exceed $___________;
WHEREAS, Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof;
WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the “Assigned Amount”), together with a corresponding portion of its outstanding Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:
SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.
SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee without recourse, representation or warranty of any kind except as expressly stated below all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor[, and] the Assignee[ and the Borrower], [consent to and] acknowledgment hereof by the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (a) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (b) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.* It is understood that facility fees accrued to the date hereof with respect to the Assigned Amount are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party’s interest therein and shall promptly pay the same to such other party.
[SECTION 4. Consent of the Agent [and the Borrower]. This Agreement is conditioned upon the consent of the Agent [and the Borrower] pursuant to Section 9.06(c) of the Credit Agreement. The execution of this Agreement by the Agent [and the Borrower] is evidence of this consent. [Pursuant to Section 9.06(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]]
SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.
SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
_________________________
*Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]
By:
Name:
Title:
[ASSIGNEE]
By:
Name:
Title:
[TARGET CORPORATION
By:
Name:
Title:]

[Consented to and] Acknowledged by:

BANK OF AMERICA, N.A., as Agent
By:
Name:
Title:

EXHIBIT G
FORM OF NOTICE OF BORROWING
Date: [___________, _____]
To:    Bank of America, N.A., as Agent
Mail Code: NC1-026-06-04
900 W. Trade Street
Charlotte, North Carolina 28255-0001
Attention: Agency Services

Reference is hereby made to the Five-Year Credit Agreement dated as of August 14, 2026 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Target Corporation, a Minnesota corporation (the “Borrower”), the Banks referred to therein, the Co-Documentation Agents and Co-Syndication Agents referred to therein and Bank of America, N.A., as Agent (in such capacity, the “Agent”). Terms defined in the Credit Agreement are used herein as therein defined.
The Borrower through its authorized representative hereby gives notice to the Agent that Loans of the Type and amount set forth below be made on the date indicated (select one):

󠆉 A Borrowing of Loans	󠆉 A conversion of a Base Rate Loan to a Term SOFR Loan
󠆉 A conversion of a Term SOFR Loan to a Base Rate Loan
󠆉 A continuation of a Term SOFR Loan

Type of Loan being borrowed, converted into or continued (check one)	Interest Period()1	Aggregate Amount()2	Date of Loan()3
Base Rate Loan
Term SOFR Loan

The Borrower hereby requests that the proceeds of Loans described in this Notice of Borrowing be made available to the Borrower as follows: [insert transmittal instructions] .
The undersigned hereby certifies that all conditions contained in the Credit Agreement to the making of any Loan requested hereby, including those conditions required under Section 3.02, have been met or satisfied in full.

1 For any Term SOFR Loan, one, three or six months.
2 Must be $25,000,000, or if greater, an integral multiple of $5,000,000.
3 At least two (2) Business Days later if a Term SOFR Loan.
G-1

TARGET CORPORATION
By:
Name:
Title:

G-2

EXHIBIT H
FORM OF NOTICE OF LOAN PREPAYMENT

Date: [___________, _____]
To:    Bank of America, N.A., as Agent
Mail Code: NC1-026-06-04
900 W. Trade Street
Charlotte, North Carolina 28255-0001
Attention: Agency Services

Reference is hereby made to the Five-Year Credit Agreement dated as of August 14, 2026 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Target Corporation, a Minnesota corporation (the “Borrower”), the Banks referred to therein, the Co-Documentation Agents and Co-Syndication Agents referred to therein and Bank of America, N.A., as Agent (in such capacity, the “Agent”). Terms defined in the Credit Agreement are used herein as therein defined.
The undersigned Borrower hereby notifies the Agent that on __________, 20__4 pursuant to the terms of Section 2.10 (Optional Prepayments) of the Credit Agreement, the Borrower intends to prepay/repay the following loans, as applicable, as more specifically set forth below:
󠆉 Optional prepayment of Loans in the following amount(s): 5
󠆉 Term SOFR Loans: $
Applicable Interest Period:
󠆉 Base Rate Loans: $
Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

TARGET CORPORATION
By:
Name:
Title:
4 Specify date of such prepayment.
5 Any prepayment shall be in principal amount of $25,000,000 or a whole multiple of $5,000,000 in excess thereof (or if less, the entire principal amount thereof outstanding).
H-1

EXHIBIT I-1
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Banks That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Five-Year Credit Agreement dated as of August 14, 2026 among Target Corporation, a Minnesota corporation (the “Borrower”), the Banks referred to therein, the Co-Documentation Agents and Co-Syndication Agents referred to therein and Bank of America, N.A., as Agent (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”).
Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (c) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or IRS Form W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (b) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF FOREIGN BANK]
By:
Name:
Title:
Date: ________ __, ___

EXHIBIT I-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Five-Year Credit Agreement dated as of August 14, 2026 among Target Corporation, a Minnesota corporation (the “Borrower”), the Banks referred to therein, the Co-Documentation Agents and Co-Syndication Agents referred to therein and Bank of America, N.A., as Agent (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”).
Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (c) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished its participating Bank with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or IRS Form W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank in writing, and (b) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, ____

EXHIBIT I-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Five-Year Credit Agreement dated as of August 14, 2026 among Target Corporation, a Minnesota corporation (the “Borrower”), the Banks referred to therein, the Co-Documentation Agents and Co-Syndication Agents referred to therein and Bank of America, N.A., as Agent (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”).
Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished its participating Bank with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN-E (or IRS Form W-8BEN, as applicable) or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or IRS Form W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank and (ii) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, ____

EXHIBIT I-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Banks That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Five-Year Credit Agreement dated as of August 14, 2026 among Target Corporation, a Minnesota corporation (the “Borrower”), the Banks referred to therein, the Co-Documentation Agents and Co-Syndication Agents referred to therein and Bank of America, N.A., as Agent (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”).
Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN-E (or IRS Form W-8BEN, as applicable) or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or IRS Form W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (ii) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF BANK]
By:
Name:
Title:
Date: ________ __, ___
Schedule 1.01(a)
Certain Addresses for Notice
Borrower:

Pam Tomczik
Senior Vice President and Treasurer
Target Corporation
1000 Nicollet Mall, TPS 1460
Minneapolis, MN 55403
Email: pam.tomczik@target.com
     treasury.analyst@target.com
Posting Website: www.target.com
Administrative Agent:
Bank of America, N.A.
Agency Management
Two Bryant Park
1100 Avenue of the Americas
Mail Code: NY1-540-07-10
New York, New York 10036
Telephone:     646-556-0328
Facsimile:     212-901-7842
Electronic Mail for Borrowing and payment notices: jacob.herrst@bofa.com / ecredit_dedicated@bofa.com
Electronic Mail for all other notices: Steven.gazzillo@bofa.com

Schedule 1.01(b)

Initial Commitments and Applicable Percentages

Bank	Commitment	Applicable Percentage
Bank of America, N.A.	$350,000,000.00	8.750000000%
Citibank, N.A.	$350,000,000.00	8.750000000%
Wells Fargo Bank, National Association	$350,000,000.00	8.750000000%
JPMorgan Chase Bank, N.A.	$350,000,000.00	8.750000000%
U.S. Bank National Association	$350,000,000.00	8.750000000%
Barclays Bank PLC	$213,400,000.00	5.335000000%
Deutsche Bank AG New York Branch	$213,400,000.00	5.335000000%
Goldman Sachs Bank USA	$213,400,000.00	5.335000000%
HSBC Bank USA, National Association	$213,400,000.00	5.335000000%
Mizuho Bank, Ltd.	$213,400,000.00	5.335000000%
Royal Bank of Canada	$213,400,000.00	5.335000000%
Sumitomo Mitsui Banking Corporation	$213,400,000.00	5.335000000%
The Toronto-Dominion Bank, New York Branch	$213,400,000.00	5.335000000%
The Bank of Nova Scotia	$213,400,000.00	5.335000000%
Morgan Stanley Bank, N.A.	$213,400,000.00	5.335000000%
State Street Bank and Trust Company	$91,000,000.00	2.275000000%
First Hawaiian Bank	$25,000,000.00	0.625000000%
Total	$4,000,000,000.00	100.000000000%